UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Puget Energy, Inc.

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April 1, 2005
Dear Shareholder:
      You are cordially invited to attend the Annual Meeting of Shareholders of Puget Energy, Inc., (Puget Energy) which will be held on May 10, 2005 at 10:00 a.m. at the Kitsap Conference Center, 100 Washington Avenue, Bremerton, Washington 98337. You will find a map with directions on the back page of this proxy statement. Enclosed is our 2004 annual report for your review.
      Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. Only common stock shareholders of record at the close of business on March 11, 2005 are entitled to vote at the meeting.
      Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted. Therefore, I urge you to promptly vote and submit your proxy by telephone, via Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope provided.
      We will provide live coverage of the annual meeting from the Investors section of the Puget Energy website at www.pse.com. Replay of the annual meeting of shareholders will be available in the Investors section of the website for those of you that are unable to attend.
      We appreciate your continued interest in Puget Energy and look forward to seeing you at the meeting.

Sincerely,

Stephen P. Reynolds
President and Chief Executive Officer

Notice of Annual Meeting of Shareholders
Tuesday, May 10, 2005 at 10:00 a.m.
Kitsap Conference Center
100 Washington Avenue
Bremerton, Washington 98337
Dear Shareholder:
      The Annual Meeting of Shareholders of Puget Energy, Inc. will be held at the Kitsap Conference Center, 100 Washington Avenue, Bremerton, Washington on Tuesday May 10, 2005, at 10:00 a.m. for the following purposes:

1.	To elect three Class II directors to serve for three-year terms expiring in 2008 and one Class III director to serve a one-year term expiring in 2006.

2.	To approve an amended and restated Long-term Incentive Plan.

3.	To approve an amended and restated Nonemployee Director Stock Plan.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2005.

5.	To consider other matters properly presented at the meeting.
      Only common stock shareholders of record at the close of business on March 11, 2005 will be entitled to vote.
      Your vote is important. Regardless of the number of shares you own, please vote as soon as possible. You may vote your proxy by telephone, via Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope provided. You will find instructions on the enclosed proxy card.
      If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting in person, please bring a letter, account statement or other evidence of your beneficial ownership to the meeting.

By Order of the Board of Directors

James W. Eldredge
Corporate Secretary
April 1, 2005
Bellevue, Washington

PUGET ENERGY, INC.
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
       This proxy statement is being furnished to you by the Board of Directors of Puget Energy, Inc. (Puget Energy) to solicit proxies for use at its Annual Meeting of Shareholders. The meeting will be held at the Kitsap Conference Center, 100 Washington Avenue, Bremerton, Washington at 10:00 a.m. on May 10, 2005. This proxy statement, proxy card and our 2004 Annual Report are being mailed to shareholders beginning on or about April 1, 2005.
      The mailing address of Puget Energy’s principal executive offices is Puget Energy, Inc., 10885 NE 4th Street, P.O. Box 97034, Bellevue, Washington 98009-9734.
      All of Puget Energy’s operations are conducted through its direct subsidiaries, Puget Sound Energy, Inc., Puget Energy’s principal subsidiary, and InfrastruX Group, Inc.
QUESTIONS AND ANSWERS

Q:	Who is entitled to vote at the Annual Meeting?

A:	Only holders of Puget Energy common stock (common stock) at the close of business on March 11, 2005 (the record date) are entitled to vote. As of the record date, approximately 99,900,000 shares of common stock are outstanding. You are entitled to one vote for each share of common stock you held on the record date. For the election of directors, you may not vote more shares for individual directors than the total number of shares you held on the record date. Puget Energy has approximately 40,400 shareholders of record as of the record date.

Q:	What am I voting on?

A:	There are four proposals to be voted upon:

1. Proposal 1: The election of three Class II directors and one Class III director.

2. Proposal 2: Approval of an amended and restated Long-term Incentive Plan.

3. Proposal 3: Approval of an amended and restated Nonemployee Director Stock Plan.

4. Proposal 4: Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2005.

We are not aware of any other matter to be presented for action at the Annual Meeting.

Q:	How does the Board of Directors recommend I vote?

A:	The Board of Directors recommends a vote FOR each of the proposals listed herein.

Q:	How can I vote my shares?

A:	You may vote your shares by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope. The enclosed proxy card contains instructions on each method. Whichever method you use, the proxies identified on your proxy card will vote your shares in accordance with your instructions.

Q:	How will my proxy be voted?

A:	If we receive a proper proxy, your shares will be voted as you direct. You may revoke a proxy at any time before it is voted by delivering a written notice to the Corporate Secretary or by signing and delivering a proxy card that is dated later. If you attend the Annual Meeting in person, you may revoke the proxy by giving notice of revocation to an inspector of election at the Annual Meeting or by voting at the Annual Meeting.

Q:	Has a proxy solicitor been retained by Puget Energy for 2005?

A:	Yes, Puget Energy has retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies at an approximate cost of $10,000, plus reimbursement of out-of-pocket expenses.

Q:	What does it mean if I receive more than one proxy card and/or annual report?

A:	It means that your shares are either registered with different brokerage firms, under different names or with different addresses. Be sure to vote all your accounts to ensure that all your shares are voted. We encourage shareholders to have all their shares either registered with Puget Energy or in one brokerage firm with the same address to reduce the duplication of materials.

Q:	What constitutes a quorum?

A:	The holders of a majority of the shares of the common stock, present in person or by proxy at the Annual Meeting, constitute a quorum for the transaction of business. There must be a quorum for the meeting to be held. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Q:	How many votes are required?

A:	If a quorum is present at the Annual Meeting, for Proposal 1, the four nominees for election as directors who receive the greatest number of votes cast by the shares present in person or represented by proxy at the Annual Meeting will be elected directors. For Proposal 4, the proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes will have no impact on the outcome of Proposals 1 and 4.

For Proposals 2 and 3, the proposal will be approved under Washington law if the votes cast in favor of the proposal exceed the votes cast against the proposal. In addition to the Washington law requirements, the rules of the New York Stock Exchange (NYSE) require approval by a majority of votes cast on a proposal, provided that the total votes cast on the proposal must represent over 50% in interest of all securities entitled to vote on the proposal. Abstentions and broker non-votes will have no impact on the outcome of the vote on Proposals 2 and 3 under Washington law. However, under the NYSE approval requirements, abstentions are treated as votes cast against a proposal. Also under the NYSE approval requirements, broker non-votes are not counted as votes cast so they could prevent us from satisfying the NYSE requirement that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal.

Q:	Can brokers vote on the election of directors and the ratification of the registered independent accounting firm?

A:	Yes. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain “routine” matters. Proposal 1-Election of Directors and Proposal 4-Ratification of the appointment of the registered independent accounting firm are considered routine matters and brokers may vote either FOR Proposal 1 or FOR Proposal 4, or FOR both unless you direct otherwise.

Q:	Can brokers vote on Proposal 2 and Proposal 3 if I do not provide instructions on how to vote?

A:	No. Brokers can not vote on the two equity plan proposals without your instruction.

Q:	Who owns more than 5 percent of Puget Energy common stock?

A:	Mutual Funds managed by Franklin Resources, Inc. and its affiliates of San Mateo, California own more than five percent of Puget Energy common stock.

Q:	How are shares of Puget Energy common stock held in the 401(k) Investment Plan for employees of Puget Sound Energy voted?

A:	If you are a current or former employee who is a participant in the Puget Sound Energy 401(k) Investment Plan, you will receive a proxy card showing the number of shares of common stock held in your 401(k) account under the plan as of the record date. If you also own shares in a registered account or Employee Stock Purchase Plan account, you will receive a combined proxy card showing the total number of shares in all such accounts. To instruct the plan trustee on how to vote your shares, you may vote your shares by telephone, via Internet or by signing, dating and returning the proxy card in the envelope provided. If you do not provide timely voting instructions for your plan shares, then you will be deemed to have instructed the plan trustee not to vote your shares.

Q:	How are shares of Puget Energy common stock held in the Employee Stock Purchase Plan accounts voted?

A:	You will receive a proxy card showing the number of shares of common stock held in your account under the plan as of the record date. If you also own shares in a registered account or 401(k) Plan account, you will receive a combined proxy card showing the total number of shares in all such accounts. To instruct the plan trustee on how to vote your shares, you may vote your shares by telephone, via Internet, or by signing, dating and returning the proxy card in the envelope provided. Any proxies not returned by participants will not be voted.

Q:	Who counts the votes?

A:	Mellon Investor Services will tabulate the votes in a confidential manner and will act as inspector of election. No one will disclose the identity and vote of any shareholder unless legally required to do so.
PROPOSAL 1 — ELECTION OF DIRECTORS
      Eleven directors currently constitute the Company’s Board of Directors. After the retirement of Douglas P. Beighle as the Company’s non-employee Chairman of the Board after the 2005 Annual Meeting, as described below under “Other Director Information,” the Board of Directors will consist of ten directors. The Board of Directors is divided into three classes. Class I consists of four directors, and Class II and Class III consist of three directors each. Generally, one class of directors is elected each year to a three-year term. The members of Puget Energy’s Board of Directors and Board Committees are the same as the members of Puget Sound Energy’s Board of Directors and Board Committees.
      Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. At the Annual Meeting, the shareholders will elect three Class II directors to serve for a term of three years expiring on the date of the 2008 Annual Meeting. In addition, Charles W. Bingham, currently a Class II director whose term expires at the Annual Meeting, has been nominated for reelection as a Class III director to fill the vacancy in that Class created by the retirement of Mr. Beighle. If elected, Mr. Bingham will serve for the remaining term of the Class III directors, which expires on the date of the 2006 Annual Meeting.
Class II Nominees Standing for Election — Terms Expiring in 2008
      William S. Ayer, age 50, has been Chairman, President and Chief Executive Officer of Alaska Airlines and Alaska Air Group (air transportation) since 2003. He served as Alaska Airlines’ President and Chief Operating Officer from November 1997 to January 2002, and as Chief Executive Officer of Alaska Airlines from January 2002 to February 2003. Prior to that, he served in various marketing, planning and operational capacities with Horizon Air, including Sr. Vice President Operations. Mr. Ayer was appointed a director of Puget Energy and Puget Sound Energy in January 2005. His appointment to the Board of Directors was recommended to the Governance and Public Affairs Committee by a nonemployee director. Mr. Ayer also serves as a director of Alaska Air Group, Alaska Airlines, the Alaska Airlines Foundation, Angel Flight, the Museum of Flight and serves on the University of Washington Business School Advisory Board.

      Robert L. Dryden, age 71, served as President, Chief Executive Officer and a director of ConneXt, Inc. (a former subsidiary of Puget Sound Energy) from 1999 until his retirement in 2001. Prior to that, he served as Executive Vice President, Airplane Production, Boeing Commercial Airplane Group from 1990 until 1998. Mr. Dryden has been a director of Puget Energy since its incorporation in 1999 and of Puget Sound Energy since 1991. Mr. Dryden also serves as a director of the Ambulatory Surgery Center and Washington Imaging Services at Overlake Hospital Medical Center, Vykor Company and Software Revolution, Inc.
      Sally G. Narodick, age 59, is retired President of Narodick Consulting, which specialized in strategic planning for the educational technology industry. She retired as Chief Executive Officer of Apex Learning Inc., a venture-backed Internet distance learning company, in 2000. Previously, she served as a Consultant on Strategic Planning for Educational Technology software for IBM Corporation. Ms. Narodick has been a director of Puget Energy since its incorporation in 1999 and of Puget Sound Energy since 1989. Ms. Narodick also serves as a director of Cray, Inc., Penford Corporation, SumTotal Systems, Inc. and Solutia Inc.
Class III Nominee Standing for Election — Term Expiring in 2006
      Charles W. Bingham, age 71, served as Executive Vice President of Weyerhaeuser Company (forest products industry) from 1981 until his retirement in 1995. Mr. Bingham has been a director of Puget Energy since its incorporation in 1999 and of Puget Sound Energy since 1978. Mr. Bingham also serves as a director of the Evergreen Forest Trust.
The Board of Directors recommends that you vote FOR Proposal 1 — the election of each of the nominees listed herein.
DIRECTORS CONTINUING IN OFFICE
Class III — Terms Expiring in 2006
      Craig W. Cole, age 54, has been President and Chief Executive Officer of Brown & Cole Stores, LLC (retail grocery) since 1989. Mr. Cole has served as a director of Puget Energy and Puget Sound Energy since December 1999. In addition, he serves as a director of the National Food Marketing Institute and the National Association of Corporate Directors (Pacific NW Chapter). Mr. Cole also serves as a Regent of the University of Washington and is a member of the Washington Roundtable.
      Tomio Moriguchi, age 67, has served as Chairman and Chief Executive Officer of Uwajimaya, Inc. (food and merchandise distributor) since December 1994. Mr. Moriguchi has been a director of Puget Energy since its incorporation in 1999 and of Puget Sound Energy since 1988. Mr. Moriguchi also serves as President of the Board of North American Post Publishing, Inc.
Class I — Terms Expiring in 2007
      Phyllis J. Campbell, age 53, has been President and Chief Executive Officer of The Seattle Foundation (charitable foundation) since 2003. Prior to that, she was Chair of the Community Board of U.S. Bank, Washington from 2001 to 2003. She was also President of U.S. Bank, Washington (financial institution) from 1993 to 2001. Ms. Campbell has been a director of Puget Energy since its incorporation in 1999 and of Puget Sound Energy since 1993. She also serves as a director of Nordstrom, SAFECO Corporation, Alaska Air Group, Inc. and Joshua Green Corporation (privately held). She is on the Board of Governors of the Washington State University Foundation.
      Stephen E. Frank, age 63, served as Chairman, President and Chief Executive Officer of Southern California Edison (regulated utility) from 1995 until his retirement in January 2002. Prior to that, he was President and Chief Operating Officer of Florida Power and Light Company from 1990 to 1995. Mr. Frank has been a director of Puget Energy and Puget Sound Energy since 2003. He also serves as a director of UNOVA, Inc., Washington Mutual, Inc., Associated Electric & Gas Insurance Services Limited and LNR Property Corporation.

      Dr. Kenneth P. Mortimer, age 67, is President Emeritus of the University of Hawaii and Western Washington University. He is also Chancellor Emeritus of the University of Hawaii at Manoa. Dr. Mortimer was named president of the University of Hawaii in 1993. He is also Senior Associate of the National Center for Higher Education Management Systems. Dr. Mortimer holds a Ph.D. degree from the University of California at Berkeley and an MBA from the Wharton School of the University of Pennsylvania. Dr. Mortimer has been a director of Puget Energy and Puget Sound Energy since 2001.
      Stephen P. Reynolds, age 57, has been President and Chief Executive Officer of Puget Energy and Puget Sound Energy since January 2002. Prior to that, he was President and Chief Executive Officer of Reynolds Energy International (energy industry consulting) from 1998 to 2002. Mr. Reynolds has been a director of Puget Energy and Puget Sound Energy since 2002. Mr. Reynolds also serves as a director of UNOVA, Inc., Oregon Steel Mills, Inc. and InfrastruX Group, Inc. (a Puget Energy majority owned subsidiary).
OTHER DIRECTOR INFORMATION
      Douglas P. Beighle, age 72, has been Chairman of the Boards of Directors of Puget Energy and Puget Sound Energy since March 2002 and served as Lead Director from April 2001 to March 2002. Mr. Beighle will be retiring from Board service on May 10, 2005 after the Annual Meeting of Shareholders on that date. Mr. Beighle served as Senior Vice President of The Boeing Company (aerospace manufacturing and sales) from 1986 until his retirement in 1997. Mr. Beighle has been a director of Puget Energy since its incorporation in 1999 and of Puget Sound Energy since 1981. He currently serves as a director of Washington Mutual, Inc. and Simpson Investment Company (privately held).
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board
      The Board has reviewed the relationships between Puget Energy and each of its directors and has determined that all of the directors, other than Stephen P. Reynolds, Puget Energy’s President and Chief Executive Officer, are independent under the New York Stock Exchange (NYSE) corporate governance listing standards and Puget Energy’s Corporate Governance Guidelines. In making these determinations, the Board has established a categorical standard that a director’s independence is not impaired solely as a result of the director, or a company for which the director or an immediate family member of the director serves as an executive officer, making payments to Puget Sound Energy for power or natural gas provided by Puget Sound Energy at rates fixed in conformity with law or governmental authority, unless such payments would automatically disqualify the director under the NYSE’s corporate governance listing standards.
Board Attendance
      The Puget Energy Board of Directors met ten times during 2004. Each director has attended at least 95% of these meetings and the meetings of the Board Committees on which he or she served. Directors on average attended 99% of all Board and Board Committee meetings during 2004.
      Under the Company’s Corporate Governance Guidelines, each director is encouraged to attend Puget Energy’s regularly scheduled annual meeting of shareholders. All Directors as of May 4, 2004, except Sally Narodick, attended the 2004 Annual Meeting of Shareholders of Puget Energy.
Executive Sessions
      Non-management directors meet in executive session on a regular basis, generally on the same date as each scheduled Board meeting. The Chairman of the Board, a non-management director, presides over the executive sessions. Shareholders may communicate with the non-management directors of the Board through the procedures described under the section of this proxy statement, “Shareholder Communications with the Board.”

Committees of the Board of Directors
      The Puget Energy Board of Directors has established Audit, Corporate Governance and Public Affairs, and Compensation and Leadership Development standing committees, and Securities Pricing committees, which meet in addition to regular Board meetings. The membership of these committees and a brief statement of their principal responsibilities are presented as follows:

		Compensation and	Governance and	Securities
	Audit	Leadership Development	Public Affairs	Pricing
Director	Committee	Committee	Committee	Committee
William S. Ayer
Douglas P. Beighle	X	X	X
Charles W. Bingham	X	X
Phyllis J. Campbell		Chair	X
Craig W. Cole			Chair
Robert L. Dryden		X	X	X
Stephen E. Frank		X
Tomio Moriguchi	X		X
Dr. Kenneth P. Mortimer	X	X
Sally G. Narodick	Chair	X		Chair
Stephen P. Reynolds				X
      The chair of each committee discussed below serves as the presiding director during executive sessions of each such committee.
Audit Committee
      The Audit Committee assists the full Board in oversight of:

•	The integrity of the Company’s financial statements.

•	The Company’s compliance with legal and regulatory requirements.

•	The independent auditor’s qualifications and independence.

•	The performance of the Company’s internal and independent auditors.
      In addition, the Audit Committee has ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor. Each member of the Audit Committee is an independent director under SEC rules and NYSE listing standards. The Board has determined that Ms. Narodick meets the definition of “audit committee financial expert” under SEC rules.
      The Audit Committee met seven times during 2004.
Compensation and Leadership Development Committee
      The purpose of the Compensation and Leadership Development Committee is to:

•	Discharge the responsibilities of the Board relating to compensation of the Company’s officers.

•	Approve and evaluate officer compensation plans, policies and programs.

•	Oversee long-range planning for executive development and succession, and the design, administration and performance of employee retirement and savings plans.

      Each member of the Compensation and Leadership Development Committee is independent under NYSE listing standards. The Compensation and Leadership Development Committee met six times during 2004.
Governance and Public Affairs Committee
      The purpose of the Governance and Public Affairs Committee is to:

•	Identify individuals qualified to become members of the Board.

•	Select and recommend to the Board director candidates.

•	Develop, update as necessary and recommend to the Board corporate governance principles and policies, including the Company’s Corporate Governance Guidelines.

•	Monitor compliance with the Company’s corporate governance principles and policies.

•	Oversee the Company’s involvement with key constituencies, including community activities.

•	Approve director fees and other retention terms.
      Each member of the Governance and Public Affairs Committee is independent under NYSE listing standards. The Governance and Public Affairs Committee met four times in 2004.
Securities Pricing Committee
      When authorized by the Board, the Securities Pricing Committee approves the final terms of securities offerings by the Company and such other matters as may be delegated to the Committee by the Board in connection with the Company’s securities offerings. The Securities Pricing Committee met two times in 2004.
DIRECTOR NOMINATION PROCEDURES
      The Governance and Public Affairs Committee is responsible for the identification, review, selection and recommendation to the Board of candidates for director nominees, including the development of policies and procedures to assist in the performance of these responsibilities. The Committee reviews with the Board the requisite skills and characteristics for Board nominees and composition and the specific considerations relating to individual director candidates. Upon the Committee’s recommendation, the Board recommends the Board nominees to the shareholders for election.
      Director candidates may be recommended or suggested by a current director, a member of senior management or a shareholder. In addition, the Governance and Public Affairs Committee has authority to retain search firms to identify director candidates. A director candidate should be referred to the Chair of the Governance and Public Affairs Committee for consideration by the Committee, which may then recommend the director candidate to the Board for its consideration, if deemed appropriate. A shareholder wishing to recommend a director candidate for consideration by the Committee should submit their suggestions in writing to the Chair of the Governance and Public Affairs Committee, c/o the Corporate Secretary, providing the candidate’s name, biographical data and other relevant information. Shareholders who intend to nominate a director for election at the 2006 Annual Meeting of Shareholders must provide advance written notice of such nomination to the Corporate Secretary in the manner described below under “Shareholder Proposals — Advance Notice Procedures for Director Nominations and Other Business.” In the event there is a vacancy on the Board, the Governance and Public Affairs Committee will initiate the effort to identify appropriate director candidates.
      The Board has adopted Director Recruiting and Selection Criteria as set out in Exhibit A to the Governance and Public Affairs Committee Charter, which is available in the Investors section of the Company’s website at www.pse.com. In accordance with the Selection Criteria, the Governance and Public Affairs Committee and the Board, as appropriate, will review the following considerations, among others, in their evaluation of candidates for Board nomination: personal and professional ethics; commitment to fulfill the duties of the Board; financial expertise; industry knowledge; training and experience in public policy and governmental affairs; regional knowledge and contacts; ethnic, gender, professional, and philosophical diversity; and other relevant qualifications. A director candidate’s ability to devote adequate time to Board and Board Committee activities is also considered. Pursuant to Puget Energy’s Corporate Governance Guidelines, directors are expected to tender their resignation prior to the annual shareholders meeting following their 72nd birthday, though a director may stand for reelection even though the retirement policy would prevent him or her from completing a full three year term. In addition, without specific approval from the Board, no director may serve on more than five public company Boards (including service on the Puget Energy/ Puget Sound Energy boards, which are counted together as one board). The Committee periodically reviews with the Board the appropriate process for, and the considerations to be made in, the evaluation of director candidates.
SHAREHOLDER COMMUNICATIONS WITH THE BOARD
      Shareholders of Puget Energy may communicate with an individual director or the Board of Directors as a group via U.S. Postal mail directed to: Chair of the Board of Directors, c/o Corporate Secretary, Puget Energy, Inc., P.O. Box 97034, PSE-12, Bellevue, Washington 98009-9734. Please clearly specify in each communication the applicable addressee or addressees you wish to contact. All such communication will be forwarded to the intended director or Board as a whole.
      The sections below entitled “Shareholder Proposals — Submission of Shareholder Proposals for Inclusion in Proxy Statement” and “Shareholder Proposals — Advance Notice Procedures for Director Nominations and Other Business,” respectively, outline the procedures for submission of shareholder proposals for inclusion in Puget Energy’s proxy statement for the 2006 Annual Meeting of Shareholders and submission of nominations of persons for election to the Board or proposals for other business to be considered at the 2006 Annual Meeting of Shareholders.
ADDITIONAL CORPORATE GOVERNANCE INFORMATION
      The following corporate governance materials of Puget Energy are available in the Investors section of the Company’s website at www.pse.com, or a copy will be mailed to you upon written request to Puget Energy, Inc., Investor Services, P.O. Box 97034, PSE-08S, Bellevue, WA 98009-9734, or by calling (425) 462-3898:

•	Corporate Governance Guidelines;

•	Corporate Ethics and Compliance Code;

•	Audit Committee, Governance and Public Affairs Committee and Compensation and Leadership Development Committee charters; and

•	Code of Ethics for our Chief Executive Officer and senior financial officers.
      If any material provisions of our Corporate Ethics and Compliance Code or our Code of Ethics are waived for our Chief Executive Officer or senior financial officers, or if any substantive changes are made to either code as they relate to any director or executive officer, we will disclose that fact on our website within five (5) business days. In addition, any other material amendments of these codes will be disclosed.

DIRECTOR COMPENSATION
      The following table provides information on the compensation of Puget Energy’s nonemployee directors. Puget Energy also reimburses nonemployee directors for the out-of-pocket expenses of attending meetings. Directors who are employed by Puget Energy do not receive any compensation for their Board activities.

DIRECTOR COMPENSATION
Quarterly Director Retainer(1)	$15,000
Additional Quarterly Retainer for Board Chair	10,000
Additional Quarterly Retainer for Audit Committee Chair	2,500
Additional Quarterly Retainer for Audit Committee Members	1,000
Additional Quarterly Retainer for Compensation and Governance Committee Chairs	1,500
Additional Quarterly Retainer for Securities Pricing Committee Chair (no meeting fee)	500
Additional Quarterly Retainer for Securities Pricing Committee Member (no meeting fee)	500
Fee for Each Board and Committee Meeting	1,250
Fee for Each Telephonic Meeting Lasting 60 Minutes or less	625

(1)	100% of the quarterly retainer fee is paid in the form of Puget Energy shares until a director owns a number of Puget Energy shares equal in value to two years of retainer fees. After meeting this ownership requirement, under the terms of the Nonemployee Director Plan as currently in effect, a portion of the quarterly retainer payable to a director for a fiscal quarter is payable in a number of shares of Puget Energy stock determined by dividing two-thirds of the quarterly retainer payable by the fair market value of Puget Energy’s common stock on the last business day of that fiscal quarter.

A nonemployee director may elect to receive up to 100% of the quarterly retainer in Puget Energy shares and may elect to defer the issuance of shares as compensation under the Nonemployee Director Plan in accordance with the terms of the plan.
      In addition to the compensation listed in the table above, Puget Energy’s nonemployee directors are eligible to participate in Puget Sound Energy’s Deferred Compensation Plan for Nonemployee Directors. Directors annually may elect to defer all or a part of their fees payable in cash. Deferred compensation may be allocated in one or more “measurement funds” (which currently includes an interest crediting fund, an equity index fund, a bond index fund and a Puget Energy common stock fund). Changes in “measurement funds” allocations are allowed quarterly.

STOCK PRICE PERFORMANCE
      The chart below compares the five-year cumulative total shareholder return (share price appreciation plus reinvested dividends) of Puget Energy common stock to the cumulative total return of the Standard & Poor’s 500 Stock Index (S&P 500) and the Edison Electric Institute (EEI) Combination Gas & Electric Investor-Owned Utilities Index.
Five-Year Cumulative Total Return

	1999	2000	2001	2002	2003	2004

Puget Energy	$100.00	$154.89	$131.97	$140.78	$158.53	$172.06
EEI Gas & Electric Index	100.00	148.86	135.08	109.24	136.56	170.12
S&P 500 Index	100.00	90.90	80.09	62.39	80.29	89.03
      This comparison assumes $100 was invested on December 31, 1999 in: (a) Puget Energy common stock; (b) the S&P 500 Stock Index; and (c) the EEI Combination Gas & Electric Investor-Owned Utilities Index. The graph then observes, in each case, stock price growth and dividends paid (assuming dividends were reinvested) over five years.
      The Puget Energy Board of Directors and its Compensation and Leadership Development Committee recognize that many factors influence the market price of stock, one of which is company performance. The returns shown on the graph do not necessarily predict future performance.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
Beneficial Ownership Table
      The following table shows the number of shares of common stock beneficially owned on February 15, 2005 by each director and nominee, by each executive officer named in the Summary Compensation Table and by the directors and executive officers of Puget Energy as a group. Puget Energy considers executive officers of Puget Sound Energy and the Chief Executive Officer of InfrastruX to be executive officers of Puget Energy. No director or executive officer owns more than 1% of the outstanding shares of common stock. Franklin Resources, Inc. of San Mateo California beneficially owns approximately 6.3% of Puget Energy common stock. Percentage beneficial ownership is based on 99,886,429 shares outstanding as of February 15, 2005.

	Number of Beneficially		Number of Share
Name	Owned Shares		Interests Held

William S. Ayer	—		—
Douglas P. Beighle	5,401		7,174	(1)
Charles W. Bingham	10,616		552	(1)
Phyllis J. Campbell	1,000		8,788	(1)(2)
Craig W. Cole	200		9,822	(1)
Robert L. Dryden	128		7,904	(1)
Stephen E. Frank	—		3,737	(1)
Tomio Moriguchi	1,424		14,965	(1)(2)
Kenneth P. Mortimer	1,761		5,904	(1)(2)
Sally G. Narodick	258		8,718	(1)
Stephen P. Reynolds	280,578	(3)	32,626	(2)
Michael Lennon	—	(4)	—
Eric M. Markell	6,066		5,249	(2)
Susan McLain	14,752	(5)	12,602	(2)
Bertrand A. Valdman	12,084	(5)	1,132	(2)
All directors and executive officers, including named executive officers, as a group	398,311		155,193
Franklin Resources, Inc. and affiliates	6,314,700	(6)	—

(1)	Includes stock units held in the Puget Energy Directors’ Stock Plan.

(2)	Includes stock units held in the Puget Sound Energy Deferred Compensation Plan.

(3)	Includes 60,000 shares of restricted stock, 202,500 shares of common stock subject to stock options that are currently exercisable, and 950 shares held by Mr. Reynolds’ wife.

(4)	Mr. Lennon holds stock options to purchase 200,000 shares of InfrastruX common stock that are currently exercisable.

(5)	Includes shares held under the Puget Sound Energy Investment Plan for Employees.

(6)	Information presented is based on a Schedule 13G filed on February 14, 2005 by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisers, Inc. This amount includes 6,314,700 shares of common stock beneficially owned by Franklin Advisers, Inc. or Fiduciary Trust Company International, subsidiaries of Franklin Resources, Inc. According to the Schedule 13G, Franklin Advisers, Inc. has sole voting and investment power over 6,312,000 of the shares and Fiduciary Trust Company International has sole voting and investment power over 2,700 of the shares. Each of the reporting persons disclaims beneficial ownership of the shares. The address of Franklin Resources, Inc. is One Franklin Parkway, San Mateo, California 94403.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the directors and officers of Puget Energy and Puget Sound Energy to file reports of ownership and changes in ownership with respect to the equity securities of the Companies with the Securities and Exchange Commission. To our knowledge, based on our review of the reports furnished to Puget Energy in 2004 and written representations that no other reports were required, all directors and officers of Puget Energy who are subject to the Section 16 reporting requirements filed the required reports on a timely basis in 2004 except that a delinquent Form 4 was filed on behalf of Ms. Narodick, Director, Puget Energy and Puget Sound Energy, on August 30, 2004 relating to shares acquired by gift to a family trust on October 19, 2001.
EXECUTIVE COMPENSATION
Compensation and Leadership Development Committee Report
      The Board of Directors of Puget Energy delegates responsibility for executive compensation to the Compensation and Leadership Development Committee. The Committee is responsible for developing the compensation and benefit policies and framework for the Company. In addition, the Committee establishes all elements of compensation for the President and Chief Executive Officer, including any special compensation and benefits, and reviews and approves the President and Chief Executive Officer’s recommendations regarding all elements of compensation for the other executive officers. The Committee is composed entirely of non-employee, independent directors. The Committee directly engages an independent executive compensation consultant for advice regarding trends and various issues associated with the Company’s compensation programs and practices.
      The Committee believes that executive compensation packages should do the following:

•	Attract and retain outstanding executives by providing compensation opportunities consistent with those offered by the electric and combination gas and electric utility industries for similar positions;

•	Place a significant portion of each executive’s total pay at risk to motivate executives to achieve Company and individual performance goals;

•	Be aligned with annual operating goals that create shareholder value and support continued emphasis on low cost, reliable service to customers; and

•	Tie the long-term incentive compensation component of Chief Executive Officer and executive compensation to Company performance and increased value to shareholders.
      In making compensation decisions, the Committee reviews comprehensive surveys of management pay provided by a national consulting firm for a selection of utility and other companies that are most similar in scope and size to Puget Energy. The surveyed utility companies are part of the Edison Electric Institute (EEI) Investor-Owned Utilities Index and most are gas and electric combination companies which comprise the EEI Combination Gas & Electric Investor-Owned Utilities Index presented in the Stock Price Performance Graph on page 10.
Compensation Philosophy
      The Committee’s compensation policies encompass a mix of base salary and annual and long-term incentive compensation programs. The Committee designs the total package to provide participants with appropriate incentives to achieve current operational performance and customer service goals as well as the long-term objective of enhancing shareholder value. Long-term incentives are designed to comprise the largest portion of each executive’s incentive pay.

Base Salary
      Base salaries are generally targeted at the 50th percentile for the comparator group. Actual salaries vary by individual and depend on additional factors, such as expertise, performance, and level of contribution relative to others in the organization.
      Generally, base salaries for executives are administered on a subjective, individual basis by the Committee using as a guideline, median salary levels of a select group of electric and combination gas and electric companies and other comparable companies from the industry surveys described above.

Annual Incentive Compensation
      Total cash compensation (base salary plus annual incentive award) is targeted at the 50th percentile of total compensation for the industry comparator group if annual performance goals are achieved. If performance goals are achieved at the highest level, total cash compensation will be leveraged to be near the 75th percentile.
      All executive officers of Puget Sound Energy participate in its annual Goals and Incentive Plan. This plan is designed to provide financial incentives to executives for achieving desired annual operating results while meeting the Company’s service quality commitment to customers. For 2004, the targeted opportunity for awards from this plan varied by executive officer: Mr. Reynolds’ target was 75% of base salary. The targets for Messrs. Valdman and Markell were 60% and 45% of base salary, respectively, and the target for Ms. McLain was 45% of base salary. Mr. Lennon, who is a named executive officer of Puget Energy because of his role as Chief Executive Officer of InfrastruX, participates in the InfrastruX annual incentive compensation program, pursuant to which he had a target award of 50% of base salary.

Long-Term Incentive Compensation
      Total direct compensation (base salary plus annual incentive, plus long-term incentives) opportunities are designed to be competitive with market practices, generally targeting the 50th percentile. The Company’s long-term incentive program consists of performance shares, which are contingent grants of Puget Energy stock. If key long-term goals are achieved and relative performance for shareholders exceeds market averages, total compensation will reach the 75th percentile or higher.
      Under the 1995 Long-Term Incentive Compensation Plan, approved by shareholders in 1995, the Puget Energy Compensation Committee has awarded contingent grants of common stock to Puget Sound Energy executives and key employees that generally pay in stock at the end of a three- or four-year period. Grants prior to 2004 were four-year performance cycles, based on Puget Energy’s cumulative four-year total shareholder return relative to the EEI Combination Gas & Electric Investor-Owned Utilities Index during that period (LTIP Awards). The number of shares delivered at the end of the four-year cycle will range from zero to 175% of the contingent grant. Dividend equivalents are accrued during the performance period and paid out in cash when and to the extent the related performance shares are paid. Grants made in 2004 have three-year performance cycles and are based on Puget Energy’s total shareholder return and on Puget Energy’s total shareholder return relative to the EEI Combination Gas & Electric Investor-Owned Utilities Index. The awards will be modified based on performance outcomes on a set of service quality measures during the performance period. Performance is measured and a portion of the award determined at the end of each year in the three-year cycle, with payout for all three years made at the conclusion of the cycle based on continued service until that date. The number of shares delivered at the end of the three-year cycle will range from zero to 192.5 percent of the contingent grant. Dividend equivalents are accrued during the performance period and paid out in cash when and to the extent the related performance shares are paid.
      The Committee intends to implement the LTIP Award program beginning in 2005 by awarding to Puget Sound Energy executives and key employees contingent grants of Puget Energy stock that will be paid at the end of a three-year period based on Puget Energy’s total shareholder return relative to the EEI Combination Gas & Electric Investor Owned Utilities Index and performance outcomes on a set of service quality measures during the performance period. Performance is measured and a portion of the award determined at the end of each year in the three-year cycle, with payout for all three years made at the conclusion of the cycle based on continued service until that date.
      The Committee may also make grants of stock options, stock appreciation rights, restricted stock or restricted stock units to selected executive officers in appropriate circumstances. These circumstances would generally include the hiring of new executives or the need to retain current executive officers.

Stock Ownership
      As part of its Long-Term Incentive Program, the Committee has also established stock ownership guidelines to be achieved over a five-year period for Puget Sound Energy officers and key managers. The guidelines range from two times base salary for the named executive officers to 50% of base salary for other key employees. The Committee has determined that as of December 31, 2004, all of the Named Executive Officers meet or exceed their guidelines.

Other Compensation
      In addition to base salary, annual and long-term incentive award opportunities, the Company also provides its executive officers with benefits and perquisites targeted to competitive practices. Executive officers are eligible to participate in Company-provided retirement plans (see “Retirement Benefits Statement” on page 19) and the Puget Sound Energy Deferred Compensation Plan for Key Employees. The Deferred Compensation Program provides executives an opportunity to defer up to 100% of base salary, any annual incentive awards and vested Performance Shares into an account with four measurement funds. The measurement funds mirror performance in major asset classes of bonds, stocks, Puget Energy stock, and an interest crediting fund that changes rate quarterly based on corporate bond rates. Officer level executives also are eligible to receive reimbursement for financial planning, tax preparation, and legal services up to a maximum amount of $9,500 per year.
Recent Compensation Results

Annual Incentive Compensation
      For 2004, the performance goals for the named executives of Puget Sound Energy included EPS performance and other specified operational goals. The targets for Messrs. Reynolds and Valdman were based 70% on EPS performance. For Mr. Markell and Ms. McLain, the targets were based 30% on EPS performance. Excluding one-time earnings adjustments unrelated to core 2004 performance, EPS results achieved the threshold funding level, and other operational goals achieved payment levels that varied from below threshold to the target level. Based on the combination of financial results and operational goals, incentive awards in the following amounts were paid: Mr. Reynolds, $400,000; Ms. McLain, $75,318; Mr. Markell, $73,651. Mr. Valdman received an incentive award of $204,000 per the terms of his offer letter when he joined the company. Mr. Lennon did not receive an award payment under the InfrastruX plan, due to financial performance below threshold level for payment. The Committee approved a recommendation to the InfrastruX board of retention awards to Mr. Lennon of $46,446 on October 5, 2004 and $46,446 on January 11, 2005.

Long-Term Incentive Compensation
      The Long-Term Incentive Plan Awards Table on page 18 lists the grants made in 2004 to the named executive officers for the three-year performance cycle ending December 31, 2006. As part of the 2004-2006 LTIP grant, performance on 15% of the grant was determined based on 2004 results. Performance on relative TSR was below threshold, performance on Puget Energy TSR achieved 70% of target, and service quality measures achieved 100% of target. Overall, the one-year performance of the cycle was 35%, and when applied to the 15% of grants being determined, resulted in 5.25% of the shares being credited. The Restricted Stock Column of the Summary Compensation Table on page 16 shows the value of these credited awards on December 31, 2004.

      The Summary Compensation Table on page 16 shows the payout for the four-year cycle ended December 31, 2004. Based on the four-year cumulative total shareholder return for Puget Energy compared to that of companies in the EEI Combination Gas & Electric Investor-Owned Utilities Index results were achieved at the 41st percentile, which generated payout at 30% of target funding level.

Chief Executive Officer Compensation
      As reported in last year’s Committee Report, based on Mr. Reynolds’ outstanding performance in carrying the Company forward and the Board’s desire to retain his services for the long term, the Committee in January 2004 awarded Mr. Reynolds a retention grant of 10,000 restricted stock units payable in cash and 40,000 shares of restricted stock. These awards vest in three installments at the third, fourth, and fifth anniversaries of the grant. In February 2004, Mr. Reynolds’ base salary as President and Chief Executive Officer was determined to be below the median for Chief Executive Officers in comparable companies and was increased from $685,000 per year to $720,000. Mr. Reynolds was granted performance shares consistent with the terms described under “Long-Term Incentive Compensation.”
      The Committee has established annual incentive objectives for Mr. Reynolds across two key dimensions: annual financial objectives and strategic objectives. The Company’s financial performance was at the threshold level of performance as described under Annual Incentive Compensation. Mr. Reynolds’ performance on his strategic objectives was outstanding, as he continued to build the leadership team and focus the company as a vertically integrated utility. In addition, under Mr. Reynolds’ direction, the Company made significant accomplishments in securing new generation resources during 2004. The Committee considered the combination of results and paid Mr. Reynolds a Goals & Incentive Plan payment of $400,000 as described above under Annual Incentive Compensation.

Additional Information
      Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to a company’s chief executive officer and four other most highly compensated executive officers, unless that compensation is deferred or is considered performance-based. Our policy is to structure executive officer compensation to achieve deductibility under Section 162(m) while preserving flexibility in compensation program design to achieve corporate objectives. Future Performance share grants are designed to be deductible by the Company under Section 162(m), subject to shareholder approval of the 2005 Long-Term Incentive Plan. The Company has a salary and incentive award deferral plan that permits compensation deferred under the plan by the named executive officers to be exempt from the Section 162(m) limit on tax deductibility.

Compensation and Leadership
Development Committee of
Puget Energy, Inc.

Phyllis J. Campbell, Chair
Douglas P. Beighle
Charles W. Bingham
Robert L. Dryden
Stephen E. Frank
Dr. Kenneth P. Mortimer
Sally G. Narodick

Summary Compensation Table
      The following information is furnished for the years ended December 31, 2004, 2003 and 2002 with respect to Puget Energy’s and Puget Sound Energy’s President and Chief Executive Officer and each of the four other most highly compensated executive officers of Puget Energy and Puget Sound Energy (the “Named Executive Officers”) during 2004. The positions and offices below are at Puget Energy and Puget Sound Energy, except that Mr. Markell and Ms. McLain are officers of Puget Sound Energy only and Mr. Lennon is Chief Executive Officer of InfrastruX, a majority owned subsidiary of Puget Energy. Annual compensation includes amounts deferred at the officer’s election.

		Annual Compensation			Long-Term Compensation

					Awards
				Other Annual	Restricted	Awards
		Salary	Bonus	Compensation	Stock/Units	Options	LTIP		All Other
Name and Principal Position in 2004	Year	($)	($)(3)	($)	($)(4)	(#)(5)	Payouts ($)		Compensation ($)

S. Reynolds	2004	$717,278	$400,000	$—	$1,276,746	—	$—	(6)	$221,771	(9)
President and Chief	2003	667,708	250,000	—	—	—	—	(7)	213,407
Executive Officer	2002	622,916	325,000	126,796	1,137,000	300,000	—	(8)	150,389
M. Lennon	2004	400,399	46,446	—	—	—	—	(6)	300	(10)
InfrastruX President	2003	397,883	—	—	—	—	—	(7)	288
and Chief Executive	2002	256,667	150,000	—	—	—	—	(8)	—
Officer
B. Valdman(1)	2004	340,000	304,000	161,962	29,791	—	45,389	(6)	21,472	(11)
Senior Vice President	2003	15,693	—	—	234,200	—	—	(7)	29
and Chief Financial Officer
S. McLain	2004	255,952	75,318	—	19,486	—	52,916	(6)	18,808	(12)
Senior Vice President	2003	245,539	—	—	—	—	223,880	(7)	18,401
Operations	2002	220,978	37,268	—	—	—	136,417	(8)	12,361
E. Markell(2)	2004	250,273	73,651	—	19,054	—	32,229	(6)	17,919	(13)
Senior Vice President	2003	238,816	—	—	—	—	21,830	(7)	15,733
Energy Resources	2002	89,385	—	84,400	—	—	—	(8)	187

(1)	Mr. Valdman became Senior Vice President and Chief Financial Officer of Puget Energy and Puget Sound Energy on January 6, 2004. Mr. Valdman joined Puget Sound Energy in November 2003.

(2)	Mr. Markell became Senior Vice President Energy Resources on February 19, 2003. He joined Puget Sound Energy as Vice President Corporate Development in July 2002.

(3)	In January 2004 Mr. Reynolds received a discretionary award made by the Compensation Committee in recognition of Mr. Reynolds’ 2003 performance on comprehensive strategic objectives in positioning the Company to accomplish long-term success as a vertically integrated regulated utility. In 2004 Mr. Valdman received a signing bonus of $100,000 and a minimum annual incentive for 2004 of $204,000 per his offer letter.

(4)	The amounts reported in the Restricted Stock column reflect the value of restricted stock and restricted stock unit awards granted to Mr. Reynolds in 2002 and 2004 and restricted stock awards granted to Mr. Valdman in 2003. The dollar amounts in this column are determined by multiplying the number of shares covered by the awards by the closing price of the Common Stock on the grant date. These awards have vesting provisions based on length of service. The amounts in this column also include the value of the first year of the credited 2004-2006 Performance Share awards for all the Named Executive Officers, as discussed in the Compensation and Leadership Development Committee Report. These awards will be paid out in Puget Energy stock and cash at the end of the three-year cycle based on continued service until that date.

The number and value of the aggregate restricted stock and restricted stock unit holdings of Mr. Reynolds and Mr. Valdman as of the close of trading on December 31, 2004 are 80,000 shares and units, with value of $1,976,000; and 10,000 shares, with a value of $247,000, respectively, based on the closing price of the Common Stock on that date of $24.70.

(5)	The numbers reported in the Options column reflect the number of options granted. For Mr. Reynolds these are options for shares of Puget Energy common stock. In 2002, the InfrastruX board of directors granted Mr. Lennon options to purchase 400,000 shares of InfrastruX common stock.

(6)	The amounts for 2004 represent payment of Long-Term Incentive Compensation Plan (LTIP) awards for the four-year performance cycle ended December 31, 2004, which consist of (a) shares valued as of the December 31, 2004 closing price of $24.70, plus (b) a total dividend amount of $5.05 per share during the four-year performance period multiplied by the total number of shares. The number and value of shares for each of the named executive officers are as set forth below.

	Shares

Name	Number	Value

S. Reynolds	—	$—
M. Lennon	—	—
B. Valdman	1,530.3	36,375
S. McLain	1,784.1	42,408
E. Markell	1,086.6	25,828

(7)	The amounts for 2003 represent payment of Long-Term Incentive Compensation Plan (LTIP) awards for the four-year performance cycle ended December 31, 2003, which consist of (a) shares valued as of the December 31, 2003 closing price of $23.77, plus (b) a total dividend amount of $5.89 per share during the four-year performance period multiplied by the total number of shares. The number and value of shares for each of the named executive officers are as set forth below.

	Shares

Name	Number	Value

S. Reynolds	—	$—
M. Lennon	—	—
B. Valdman	—	—
S. McLain	7,548.2	179,421
E. Markell	736	17,495

(8)	The amounts for 2002 represent payment of LTIP awards for the four-year performance cycle ended December 31, 2002, which consist of (a) shares valued as of the December 31, 2002 closing price of $22.05, plus (b) a total dividend amount of $6.73 per share during the four-year performance period multiplied by the total number of shares. The number and value of shares for each of the named executive officers are as set forth below.

Shares

Name	Number	Value

S. Reynolds	—	$—
M. Lennon	—	—
B. Valdman	—	—
S. McLain	4,740	104,571
E. Markell	—	—

(9)	Represents $12,600 match and company contribution under the Investment Plan for Employees, $41,916 match under the Investment Plan make up, $144,417 for the dollar value of stock equivalents credited for 2004 to a Retirement Equivalent Stock Account, which vests over seven years, as described in “Employment Contracts, Termination of Employment and Change-in-Control Arrangements,” $10,000 for payment of dividend equivalents for restricted stock units, and $2,838 imputed income on life insurance.

(10)	Represents $300 imputed income on life insurance.

(11)	Represents $10,057 match and company contribution under the Investment Plan for Employees, $11,067 match under the Investment Plan make up, and $348 imputed income on life insurance.

(12)	Represents $13,774 match and company contribution under the Investment Plan for Employees, $3,583 under the Investment Plan make up, and $1,451 imputed income on life insurance.

(13)	Represents $11,939 match and company contribution under the Investment Plan for Employees, $5,078 under the Investment Plan make up, and $902 imputed income on life insurance.
Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values
      The following table presents information regarding the number and value of outstanding unexercised options held by the Named Executive Officers at the end of 2004. No options were granted to the Named Executive Officers in 2004.

	Number of		Number of Securities
	Shares		Underlying Unexercised
	Underlying	Value of	Options at Fiscal		Value of Unexercised In-the-Money
	Options	Options	Year-End (#)		Options at Fiscal Year-End (1)
	Exercised in	Exercised in
Name	2004	2004	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)

Puget Energy Options
S. Reynolds	—	$—	135,000	165,000	$295,650	$361,350
B. Valdman	—	—	—	—	—	—
S. McLain	—	—	—	—	—	—
E. Markell	—	—	—	—	—	—
InfrastruX Options
M. Lennon	—	—	200,000	200,000	—	—

(1)	Puget Energy Options: Amounts are the number of options for Puget Energy common stock multiplied by the difference between the closing price of Puget Energy common stock on December 31, 2004 of $24.70 per share, minus the exercise or base price for that option. InfrastruX Options: The amounts for Mr. Lennon are the number of options for InfrastruX common stock multiplied by $0.00, which is the difference in the fair market value of the InfrastruX common stock on December 31, 2004 as determined by the InfrastruX Board of Directors and the exercise price for these options.
      There is no guarantee that these Puget Energy or InfrastruX options will have this value when and if they are exercised.
Long-Term Incentive Plan Awards in 2004
      The following table presents information regarding performance share grants made to the named executive officers under the 1995 Long-Term Incentive Compensation Plan in 2004.

			Estimated Future Share Payouts
	Number of	Period Until
Name	Shares(1)	Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)

S. Reynolds	75,184	3 years	—	75,184	144,729
M. Lennon	N/A	N/A	N/A	N/A	N/A
B. Valdman	22,973	3 years	—	22,973	44,223
S. McLain	15,026	3 years	—	15,026	28,925
E. Markell	14,694	3 years	—	14,694	28,286

(1)	Awards are contingent grants of common stock. The number of shares delivered at the end of the three-year cycle will range from zero to 192.5% of the contingent grant. The actual payout depends on PSE total shareholder return compared to the returns reported in the Edison Electric Institute’s Combination Gas & Electric Investor-Owned Utilities Index, Puget Energy’s total shareholder return, and PSE’s performance on Service Quality Indices (SQIs). Performance is measured and a portion of the award determined at the end of each year in the three-year cycle, with payout for all three years made at the conclusion of the cycle based on continued service until that date. To receive 100% of the grant, Puget Energy must perform at the 50th percentile among Edison Electric Institute’s Gas & Electric companies, achieve 10% TSR, and meet 10 of the SQIs. To receive 192.5% of the grant, Puget Energy must perform at or above the 85th percentile ranking, achieve a TSR at or above 13%, and accomplish all 11 SQIs. Dividend equivalents are accrued during the performance period and paid out in cash when and to the extent the performance shares are paid.

Retirement Benefits Statement
      The table below presents estimated retirement benefits for the named executive officers, assuming retirement on January 1, 2005 at age 62 after selected periods of service. The table lists the estimated aggregate values under our qualified pension plan and the Supplemental Executive Retirement Plan (SERP), the Washington Natural Gas Nonqualified Retirement Plan and the SERP pension-type rollover accounts and Annual Cash Balance Restoration Account in the Deferred Compensation Plan. Social Security benefits will not be deducted from the amounts shown in the table.
Estimated Annual Benefit Upon Retirement at Age 62

	Years of Credited Service
Average Annual
Compensation	5	10	15+

$200,000	$33,333	$66,667	$100,000
300,000	50,000	100,000	150,000
400,000	66,667	133,333	200,000
500,000	83,333	166,667	250,000
600,000	100,000	200,000	300,000
      Estimated aggregate benefits are based on the following formula: three and one-third percent multiplied by years of credited service (up to 15) multiplied by average annual compensation (salary plus bonus) for the highest three calendar years in the last five complete calendar years prior to retirement.
      The following named executive officers have the indicated years of credited service as of December 31, 2004: Mr. Markell, 2.42; Ms. McLain, 16.67; and Mr. Valdman, 1.08.
      The average annual compensation as of December 31, 2003 for the following named executive officers was: $237,625 for Mr. Markell, $279,342 for Ms. McLain, and $328,332 for Mr. Valdman.
      Mr. Reynolds is covered only by the cash balance formula of the qualified pension plan (the “Cash Balance formula”) and the Annual Cash Balance Restoration Account in the Deferred Compensation Plan. As described more fully in “Employment Contracts, Termination of Employment and Change-in-Control Arrangements,” in lieu of participation in the SERP, Mr. Reynolds receives an annual credit of stock equivalents to a Retirement Equivalent Stock Account equal to 15% of combined base salary and incentive bonus for the preceding year, which vest over seven years.
      Under the Cash Balance formula, each eligible participant annually receives a benefit accrual based on additions during such year to a hypothetical account (a “Cash Balance Account”) established for such participant. Each year a participant’s Cash Balance Account is credited with compensation credits and interest credits. The compensation- crediting rate for each year is based on the participant’s age as of the last day of that year. For participants who are less than 30 years old, the compensation credit is 3%; for participants who are at least 30 years old, but less than 40 years old, the compensation credit is 4%; for participants who are at least 40 years old, but less than 50 years old, the compensation credit is 5%; for participants who are at least 50 years old, but less than 55 years old, the compensation credit is 6%; for participants who are at least 55 years old, but less than 60 years old, the compensation credit is 7%; and for participants who are at least 60 years old, the compensation credit is 8%. Eligible cash compensation includes base wage or salary (prior to any payroll deductions under the Puget Sound Energy 401(k) or cafeteria plans), overtime, differentials and bonuses (other than bonuses payable under the Puget Sound Energy Long Term Incentive Program for Senior Management, signing, retention and similar bonuses, and bonuses paid after the last day of the year in which the participant’s employment terminates), up to the limit imposed by the Internal Revenue Code ($205,000 for 2004 and $210,000 for 2005). The interest-crediting rate for a calendar year is 4%, or such higher amount as Puget Sound Energy may determine. Compensation credits are made as of the last day of each calendar year. Interest credits are made as of the last day of each calendar year quarter, based on the balance in the participant’s Cash Balance Account as of the beginning of that quarter. The interest-crediting rate for 2004 was 5.25% and the 2005 rate is 6.5%. A participant may elect to receive, at the time of termination, a lump sum distribution of not less than the vested balance in his or her Cash Balance Account or annuitized payments from the Retirement Plan’s trust fund. In general, all salaried employees and certain union-represented employees become eligible to participate in the Retirement Plan on their date of hire. An employee’s benefit under the Retirement Plan becomes vested after five years of active service (or, if earlier, upon attaining normal retirement age (age 65) while employed by Puget Sound Energy or its affiliates). There are no employee contributions to the Retirement Plan.
      Under the Annual Cash Balance Restoration Account in the Deferred Compensation Plan, each participant receives an annual contribution from the Company equal to the actuarial equivalent of the benefit lost under the Cash Balance formula, if any, due to the participant’s deferrals to the Deferred Compensation Plan. A participant may elect to receive, at normal retirement age (age 62), a lump sum distribution of not less than the vested balance in his or her Cash Balance Restoration Account or installment payments over various periods but in no event more than 20 years. In general, a participant is eligible for a contribution to the participant’s Annual Cash Balance Restoration Account if he or she is eligible for the Cash Balance formula. A participant’s benefit from the Annual Cash Balance Restoration Account is always 100% vested.
      Mr. Reynolds’ estimated annual benefit payable from the Retirement Plan at normal retirement age (under the Cash Balance Formula) is $23,024. This is based on the assumptions that his eligible compensation will be the legal maximum each year ($200,000 in 2002 and 2003, $205,000 in 2004 and $210,000 in 2005 and beyond) and the interest-crediting rate will be 4.0% in 2002 and 2003, 5.25% in 2004, 6.5% in 2005 and 4% each year thereafter and is not subject to any deduction for Social Security or other offset amounts. Mr. Reynolds’ estimated annual benefit payable from the Cash Balance Restoration Account at normal retirement age is $0. This is based on no balance currently in Mr. Reynolds’ Cash Balance Restoration Account and assumes the Company will not be required to make contributions to his Cash Balance Restoration Account before normal retirement age. Mr. Reynolds’ estimated total benefit payable from the Retirement Equivalent Stock Account at normal retirement age is $418,579. This is based on the dollar value of all stock equivalents credited for 2002, 2003 and 2004 and the closing price of the Common Stock of $23.69 on February 15, 2005.
      Mr. Lennon is not a participant in the pension programs covered in this section.

EQUITY COMPENSATION PLAN INFORMATION
      The following table sets forth information regarding Puget Energy common stock that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or directors under all of the Puget Energy existing equity compensation plans, as of December 31, 2004:

	(a)		(b)		(c)

					Number of securities
			Weighted-average		remaining available for
	Number of securities to		exercise price of		issuance under equity
	be issued upon exercise		outstanding		compensation plans
	of outstanding options,		options, warrants		(excluding securities
Plan Category	warrants and rights		and rights		reflected in column (a))

Equity compensation plans approved by security holders	40,000		$22.51		965,125	(1)(2)(3)
Equity compensation plans not approved by security holders	260,000	(4)	$22.51	(4)	19,932	(5)

Total	300,000		$22.51		985,057

The table does not include 75,289 deferred stock units in the Company’s deferred compensation plans that are payable in stock, plus cash for any fractional shares, of which all are currently vested.

(1)	Includes 206,946 shares remaining available for issuance under Puget Energy’s Employee Stock Purchase Plan.

(2)	Includes 758,179 shares remaining available for issuance under Puget Energy’s 1995 Long-Term Incentive Compensation Plan (the Existing 1995 Plan) (not including the 3,000,000 shares authorized for issuance under the 2005 Long-Term Incentive Plan as proposed to be amended and restated (the 2005 Plan). As of December 31, 2004, there were four active performance share grant cycles. Depending on the level of achievement of performance goals, the outstanding performance share grants may be paid out at zero shares at minimum achievement level, 730,786 shares at target level or 1,278,876 shares at maximum level. Because there is no exercise price associated with performance shares, such shares are not included in the weighted-average price calculation.

(3)	In addition to stock options, Puget Energy may also grant stock awards, performance awards and other stock-based awards under the Existing 1995 Plan (the 2005 Plan as proposed to be amended and restated).

(4)	Does not include stock options that were assumed by PSE in connection with its acquisition of Washington Energy Company. The assumed options are for the purchase of 4,099 shares of Puget Energy common stock and have a weighted-average exercise price of $22.47 per share. In the event that any assumed option is not exercised, no further option to purchase shares of common stock will be issued in place of such unexercised option.

(5)	Represents 19,932 shares available for issuance under Puget Energy’s Nonemployee Director Stock Plan (Nonemployee Director Plan) (not including the 250,000 shares authorized under the Nonemployee Director Plan as proposed to be amended and restated, subject to shareholder approval). The Nonemployee Director Plan provides for automatic stock payments to each of Puget Energy’s nonemployee directors. Each nonemployee director who is a nonemployee director at any time during a calendar year may receive a stock payment as a portion of the quarterly retainer paid to such director. Effective July 1, 2003, the number of shares that will be issued to each nonemployee director as a stock payment under the Nonemployee Director Plan is determined by dividing two-thirds of the quarterly retainer payable to such director for a fiscal quarter by the fair market value of Puget Energy’s common stock on the last business day of that fiscal quarter. As proposed to be amended and restated, the Nonemployee Director Plan provides that the portion of the quarterly retainer that may be payable in stock will be determined by the Governance and Public Affairs Committee from time to time. A nonemployee director may elect to increase the percentage of his or her quarterly retainer that is paid in stock, up to 100%. A nonemployee director may also elect to defer the issuance of shares under the Nonemployee Director Plan in accordance with the terms of the plan.

Summary of Equity Compensation Plans Not Approved by Shareholders
Non-Plan Grants
      On January 7, 2002, Puget Energy granted Stephen P. Reynolds, President and Chief Executive Officer of Puget Energy and Puget Sound Energy, two non-qualified stock option grants outside of any equity incentive plan adopted by Puget Energy (Non-Plan Option Grants). These stock option grants were an inducement to Mr. Reynolds’ employment and in lieu of participation in the Company’s Supplemental Executive Retirement Plan. One of the Non-Plan Option Grants made to Mr. Reynolds is for 150,000 shares of Puget Energy common stock and vests at a rate of 20% per year, for full vesting after five years. The other Non-Plan Option Grant made to Mr. Reynolds is for 110,000 shares of Puget Energy common stock and vests at a rate of 25% per year, for full vesting after four years. The exercise price of both Non-Plan Option Grants is $22.51 per share, equal to 100% of the fair market value of Puget Energy common stock on the date of grant. As of December 31, 2004, all of the 260,000 shares subject to the Non-Plan Option Grants remained outstanding. Except as expressly provided in the option agreement relating to each of the Non-Plan Option Grants, the Non-Plan Option Grants are subject to the terms and conditions of the Company’s Existing 1995 Plan.
      Upon a change of control (as defined in the Employment Agreement between Puget Energy and Mr. Reynolds, dated January 7, 2002), both Non-Plan Option Grants will become fully vested and immediately exercisable. If Mr. Reynolds’ employment or service relationship with Puget Energy is terminated by Puget Energy without cause or by Mr. Reynolds with good reason, the vesting and exercisability of the Non-Plan Option Grants will be accelerated as follows: (1) the vesting and exercisability of the 150,000 share Non-Plan Option Grant will be accelerated such that the total number of shares vested and exercisable will be calculated as if the option had vested on a daily basis over the four-year period through the date of termination and (2) the vesting and exercisability of the 110,00 share Non-Plan Option Grant will be accelerated by two years. For purposes of the Non-Plant Option Grants, the terms “cause” and “good reason” have the meanings given to them in the Employment Agreement between Puget Energy and Mr. Reynolds, dated January 1, 2002.
      Subject to the provisions regarding a change of control and termination of employment or service relationship by Puget Energy without cause or by Mr. Reynolds for good reason, as described above, upon termination of Mr. Reynolds’ employment or service relationship with Puget Energy for any reason, the unvested portion of the Non-Plan Option Grants will terminate automatically and the vested portion may be exercised as follows: (1) generally, on or before the earlier of three months after termination and the expiration date of the option, (2) if termination is due to retirement, disability or death, on or before the earlier of one year after termination and the expiration date of the option, or (3) if death occurs after termination, but while the option is still exercisable, on or before the earlier of one year after the date of death and the expiration date of the option.
      The Non-Plan Option Grants provide for the payment of the exercise price of options by any of the following means: (1) cash, (2) check, (3) tendering shares of Puget Energy’s common stock, either actually or by attestation, already owned for at least six months (or any shorter period necessary to avoid a charge to Puget Energy’s earnings for financial reporting purposes) that on the day prior to the exercise date have a fair market value equal to the aggregate exercise price of the shares being purchased, (4) delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by Puget Energy to deliver promptly to Puget Energy the aggregate amount of sale or loan proceeds to pay the option exercise price and any withholding tax obligations that may arise in connection with the exercise or (5) any other method permitted by the plan administrator.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS
Agreements
      Mr. Reynolds. As of January 1, 2002, Puget Energy and Puget Sound Energy (the Companies) entered into an employment agreement with Mr. Reynolds to secure his services as Chief Executive Officer and President. The agreement has an initial term of three years after which time it will be automatically renewed for one-year terms unless notice of termination is given by either party at least 180 days prior to the expiration of the then current term. Pursuant to the agreement, Mr. Reynolds was appointed to the Board of Directors and the board will recommend him for reelection during the term of the agreement.
      Mr. Reynolds will receive a base salary of at least $650,000, which will be reviewed annually and may be increased at the discretion of the board. He will participate in the Companies’ annual incentive bonus program with a target bonus of 55% of base salary and a maximum bonus of at least 110% of base salary, except that his annual incentive bonus for 2002 was guaranteed to be at least $325,000.
      Mr. Reynolds will also participate in the Puget Energy 1995 Long-Term Incentive Compensation Plan, under which he will be granted annual performance awards (LTIP awards) valued at not less than 150% of his base salary. Each LTIP Award may be funded from 0% to 175% of the award at the end of each four-year performance cycle, depending on the Companies’ performance. If the Companies adopt new annual incentive bonus plans or new equity-based incentive compensation plans or programs in substitution for the LTIP awards, Mr. Reynolds will be granted awards of comparable value under such plans or programs.
      As an inducement to his employment, Mr. Reynolds was granted a non-qualified option to purchase 150,000 shares of the common stock with an exercise price equal to the fair market value of the common stock on the date of grant. The option has a term of ten years and vests over four years from January 1, 2002, at a rate of 25% per year.
      As a further inducement to his employment and in lieu of participation in the Companies’ Supplemental Executive Retirement Plan, Mr. Reynolds received the following grants:

a) non-qualified option to purchase 150,000 shares of the common stock with an exercise price equal to the fair market value of the common stock on the date of grant. The option has a term of ten years and vests over a period of five years from January 1, 2002, at a rate of 20% per year;

b) 50,000 restricted shares of the common stock, with the restrictions on the shares lapsing over five years from January 1, 2002, at 20% per year; and

c) performance-based stock equivalents that will be credited to a deferred compensation account under the Companies’ deferred compensation plan (the “Retirement Equivalent Stock Account”) each January commencing on January 1, 2003, calculated as the number of shares obtained by taking 15% of Mr. Reynolds’ base salary and incentive bonus for the preceding year and dividing that amount by the average per-share closing price of the common stock on the last day of October, November and December of the preceding year. These stock equivalents are entitled to all dividends declared on the common stock, which will be reinvested in the common stock and credited to the Retirement Equivalent Stock Account. The stock equivalents vest over seven years from January 1, 2002 at 15% per year for the first six years, with the balance vesting in the seventh year.
      If at any time the Companies terminate Mr. Reynolds’ employment without cause, or Mr. Reynolds terminates his employment with good reason (as the terms “cause” and “good reason” are defined in the agreement), the Companies will pay Mr. Reynolds a severance benefit equal to two times his then current annual base salary and target annual incentive bonus, accelerate two years vesting of his performance-based stock equivalent grants, and accelerate vesting under his stock option grants to the date of termination. If Mr. Reynolds is terminated for cause, he will be entitled to receive any base salary, annual incentive bonuses or stock equivalent grants due to him through the date of his termination, and he will retain the vested portion of his Retirement Equivalent Stock Account and any vested stock options or restricted stock grants.

      If a change of control occurs during the term of Mr. Reynolds’ employment with the Companies, the Companies will pay him an amount equal to three times his then current base salary and target annual incentive bonus and accelerate the vesting of the equity awards described above. In addition, Mr. Reynolds will retain existing medical, dental and insurance benefits for a period of three years or until he obtains similar coverage through another employer. Mr. Reynolds will also receive a cash payment equal to any excise taxes payable by him due to payments received under the agreement or any other payment or benefit from the Company, plus the tax expense to him resulting from this payment.
      Mr. Lennon. Effective May 6, 2002, InfrastruX, a majority owned subsidiary of Puget Energy, entered into an employment agreement with Mr. Lennon to secure his services as President and Chief Executive Officer. The agreement has an initial term of two years after which time it will be automatically renewed for one-year terms unless notice of termination is provided in writing by either party no less than six months prior to the expiration date. Pursuant to the agreement, Mr. Lennon will receive a minimum annual base salary of $385,000. The Board of Directors or Executive Committee of InfrastruX will determine and the Compensation Committee of the Board of Directors of Puget Energy will approve any increases in the amount of the annual base salary in future years.
      Mr. Lennon will also participate in the InfrastruX annual incentive bonus program with a threshold bonus of 20% of base salary, a target bonus of 50% of base salary and a maximum bonus of 80% of base salary, except that his annual incentive bonus for 2002 will be at least $100,000. Mr. Lennon received a transition incentive payment of $50,000 when the agreement became effective.
      Mr. Lennon’s agreement also provides for an option under the InfrastruX 2000 Stock Incentive Plan to purchase 400,000 shares of InfrastruX common stock. The option vests over four years from May 1, 2003, at a rate of 25% per year.
      During the term of Mr. Lennon’s agreement, he is entitled to participate in all benefit programs provided or offered from time to time to senior executive-level employees of InfrastruX, subject to and in accordance with applicable eligibility requirements.
      If, prior to the completion of Mr. Lennon’s agreement, InfrastruX terminates Mr. Lennon’s employment without cause, or Mr. Lennon terminates his employment with good reason (as the terms “cause” and “good reason” are defined in the agreement), he will receive: (a) termination payments equal to one year of base salary, (b) the number of unvested shares subject to the option that would have vested through the date that is twelve months following the date of termination shall become immediately exercisable as of the termination date and shall remain exercisable until the earlier of four years from the termination date and the expiration of the 10-year term of the option, and (c) any unpaid base salary which has accrued for services already performed as of the termination date. If Mr. Lennon is terminated for cause, he will not be entitled to receive any of the foregoing benefits, other than unpaid base salary which has accrued for services already performed as of the termination date.
      In the event that Puget Energy sells its controlling interest in InfrastruX to an unrelated third party (successor party), other than in a sale pursuant to a public offering of InfrastruX common stock, the unvested shares subject to the option shall vest and become immediately exercisable as of the effective date of the change of control. In the event Mr. Lennon’s employment with InfrastruX or the successor party is terminated without cause or by employee for good reason within one year following the change of control, Mr. Lennon will be entitled to receive a severance payment equal to three times the sum of his base salary plus the target bonus. In the event Mr. Lennon’s employment with InfrastruX or the successor party should be terminated by him without good reason within one year following the change of control, he will be entitled to receive a severance payment equal to one year of his base salary.
      In the event that there has been no change of control nor an initial public offering of InfrastruX common stock by December 31, 2006, Mr. Lennon will have the right, exercisable between January 1 and January 31, 2007, to sell shares of InfrastruX common stock received by him upon exercise of the option to InfrastruX pursuant to the terms of the agreement.

      Ms. McLain, Mr. Markell and Mr. Valdman. In March 1999, May 2003 and November 2003, Puget Sound Energy entered into change of control agreements with each of Ms. McLain, Mr. Markell and Mr. Valdman (the Executives), respectively. Pursuant to the terms of their respective agreements, for a period of two years following a change of control of Puget Sound Energy (the “employment period”), Ms. McLain will continue to be employed in the executive capacity of Vice President Operations — Delivery, or a substantially comparable position as described in her agreement, Mr. Markell will continue to be employed in the executive capacity of Vice President — Corporate Development, or a substantially comparable position as described in his agreement and Mr. Valdman will continue to be employed in the executive capacity of Senior Vice President and Chief Financial Officer, or a substantially comparable position as described in his agreement. During the employment period, the Executives will be entitled to continued compensation and benefits at comparable levels, full vesting of any stock options, stock appreciation rights or restricted stock, cash out of any performance awards and full vesting under the Puget Sound Energy Supplemental Executive Retirement Plan (SERP) so that the Executives will be entitled to receive at age 62 or, at their election, at any age between 55 and 62, a retirement benefit reduced one-third percent (1/3%) for each month that benefits commence prior to the beginning of the month coincident with or next following the date the Executive would attain age 62.
      If at any time during the employment period Puget Sound Energy terminates an Executive’s employment without cause, or the Executive terminates his or her employment with good reason (as the terms “cause” and “good reason” are defined in the Executive’s agreement), Puget Sound Energy will pay the Executive a lump sum in cash equal to (i) any accrued but unpaid salary, (ii) a pro rata portion of the Executive’s annual bonus for the year, (iii) any accrued paid time off pay and (iv) maximum severance benefit equal to two times the sum of the annual base salary and the annual bonus for which he or she was eligible for the year in which the date of termination occurs. The Executive will also receive a separate lump-sum supplemental retirement benefit equal to the difference between (i) the actuarial equivalent of the amount he or she would have received under the Retirement Plan and the SERP had his or her employment continued until the end of the employment period, and (ii) the actuarial equivalent of the amount he or she actually receives or is entitled to receive under the retirement plan and SERP. At least through the remainder of the employment period, Puget Sound Energy will also continue benefits to the Executive and/or the Executive’s family at least equal to those that would have been provided if the Executive’s employment had not terminated, except that if the Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits received under the agreement will be secondary to those provided by the other employer. In addition, if the Executive is age 55 or older, in lieu of receiving monthly benefits under the SERP, the Executive may elect to receive the actuarial equivalent lump sum value of the SERP benefits based on the retirement benefit payable under the SERP at the Executive’s age on the date of termination or to have such lump sum value transferred to a deferred compensation plan. If the Executive is younger than the minimum age for eligibility for payment of SERP benefits, the Executive may elect to receive the discounted value of the SERP benefits to which the Executive would be entitled at the minimum age.
      If any payments paid or payable under an Executive’s change in control agreement or otherwise are characterized as “excess parachute payments” within the meaning of Section 280G the Internal Revenue Code of 1986, then Puget Sound Energy will pay to the Executive an additional amount equal to the excise taxes imposed, plus an amount equal to the federal and (if applicable) the state income and excise taxes which will be payable by the Executive as a result of this additional payment.
2005 Long-Term Incentive Compensation
      Please refer to Appendix A page A-9, Section 15.3 of this proxy statement for a description of the effect of certain corporate transactions, such as a merger or sale of assets, on outstanding awards under the Existing 1995 Plan (the 2005 Plan as proposed to be amended and restated).

PROPOSAL 2 — APPROVAL OF AN AMENDED AND RESTATED LONG-TERM
INCENTIVE PLAN
      The Board of Directors, upon recommendation of the Compensation and Leadership Development Committee, is requesting that the shareholders vote for approval of the Puget Energy, Inc. 2005 Long-Term Incentive Plan (2005 Plan), which amends in its entirety and restates the existing Puget Energy, Inc. 1995 Long-Term Incentive Compensation Plan (the Existing 1995 Plan).
      Shareholder approval of the 2005 Plan is intended to enable the Company to achieve the following objectives:

1. The continued ability of the Company to offer performance-based equity compensation to key employees. Currently, the Company’s primary equity incentive program is the award of performance shares to certain key employees. The performance shares are contingent awards of Puget Energy stock that are paid out only if Company performance goals are met. At December 31, 2004, approximately 149,000 shares remain available for issuance under the Existing 1995 Plan based on achievement of target performance goals for outstanding awards. Shareholder approval of the 2005 Plan, which increases the number of shares available for issuance under the 2005 Plan, will allow the Compensation Committee to continue this program. The Board believes the performance share program serves the best interests of shareholders by focusing key employees on the Company’s long-term performance and motivates them to work in a way that maximizes shareholder value. Providing an opportunity to acquire an ownership interest in the Company also helps attract and retain key employees and aligns their interests and efforts with the long-term interests of the Company’s shareholders.

2. The ability of the Company to achieve full tax deductibility for performance-based compensation. The shareholders are also being asked to approve the material terms of the performance-based provisions of the 2005 Plan so that certain awards granted under the 2005 Plan may qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986 (Code), including outstanding grants described below. Pursuant to Section 162(m), in order for the Company to be able to deduct compensation in excess of $1 million paid in any year to the Company’s Chief Executive Officer or the four other most highly compensated executive officers (within the meaning of Section 162(m)), the compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals for the compensation be approved by the Company’s shareholders. The material terms of the performance goals for awards granted under the 2005 Plan are described below.

3. The continued ability of the Company to utilize various equity vehicles as deemed appropriate by the Compensation Committee to maintain the Company’s ability to attract, retain and motivate the best employees. The 2005 Plan is a comprehensive equity incentive compensation plan and provides for the following types of awards in addition to performance shares: performance units, stock awards, restricted stock, stock units, stock options, stock appreciation rights and other stock and cash-based awards. As discussed above, performance shares are the types of awards historically granted most frequently under the Existing 1995 Plan. However, options, restricted stock and restricted stock units were also granted, primarily in connection with the hiring of new executive officers or the need to retain current executive officers. The Company may also grant these types of equity awards to other employees and service providers. The flexibility of the 2005 Plan will allow future awards to be based on then-current objectives for aligning compensation with increasing long-term shareholder value. Shareholder approval of the 2005 Plan will permit the Company to award long-term equity incentive compensation that achieves these goals.
The Existing 1995 Plan was originally approved by shareholders at the 1995 Annual Meeting of Shareholders. The 2005 Plan includes the following material revisions from the 1995 Restatement:

•	an increase of 3,000,000 shares in the number of shares authorized for issuance, from 1,200,000 to 4,200,000;

•	the addition of share replenishment features, as described below;

•	the expansion of the types of persons eligible to participate in the plan to include all employees, other service providers and nonemployee directors;

•	the expansion of the types of awards available for grant to also include cash-based awards that can qualify as performance-based for purposes of Section 162(m); and

•	the addition of a ten-year term to the plan, which previously had no expiration date.
      The following summary of the 2005 Plan is included to assist shareholders in understanding the principal features of the 2005 Plan and in accordance with Securities and Exchange Commission rules. The summary is subject to the specific provisions contained in the full text of the 2005 Plan set forth as Appendix A to this proxy statement.
Description of the 2005 Long-Term Incentive Plan
      Administration and Eligibility. The 2005 Plan will be administered by the Compensation Committee of the Company’s Board of Directors or such other committee or committees selected by the Company’s Board of Directors to administer the 2005 Plan with respect to designated classes of eligible persons. To the extent permitted by law, the Company’s Board of Directors may delegate to one or more of the Company’s senior executive officers the right to grant awards within limits specifically prescribed by the Company’s Board of Directors. The committee will have the authority to administer and interpret the 2005 Plan and to establish the terms of awards granted under the 2005 Plan, but may not reprice options or stock appreciation rights without shareholder approval. The Committee will select the persons to whom awards are granted, which may include employees, nonemployee directors, consultants, agents, advisors and independent contractors.
      Number of shares reserved for issuance. The 2005 Plan will authorize the issuance of up to 4,200,000 shares of the Company’s common stock, subject to adjustment in the event of a stock split, stock dividend, recapitalization and other similar events. The aggregate number of shares that may be issued pursuant to awards granted under the 2005 Plan that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except in the event of a termination of service due to death, retirement or disability) will not exceed 1,050,000 shares, subject to adjustment in the event of a stock split, stock dividend, recapitalization and other similar events. Shares issued under the 2005 Plan will consist of authorized and unissued shares.
      Shares of common stock covered by an award granted under the 2005 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2005 Plan that lapse, expire, terminate or are canceled, forfeited, reacquired or settled for cash, or otherwise terminated and shares withheld by or tendered to the Company in connection with the exercise of an option or other award granted under the 2005 Plan or in connection with the satisfaction of tax withholding obligations relating to awards are available for grant under the 2005 Plan. Awards that the Company grants as substitute awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2005 Plan. In addition, in the event an acquired entity has shares available for grant under one or more pre-existing plans not adopted in contemplation of the acquisition, then, to the extent determined by the Company’s Board of Directors or the committee, those shares (as adjusted using the exchange ratio in the transaction, to the extent appropriate) may be used for awards under the 2005 Plan and will not reduce the number of shares authorized for issuance under the 2005 Plan, except that awards using those shares may not be made after the date awards could have been made under the original terms of the pre-existing plans and may only be made to individuals who were not employees or directors of the Company or of any of the Company’s affiliated companies prior to the acquisition.
      Performance shares and performance units. The committee may grant performance shares, which are units valued by reference to shares of the Company’s common stock, and performance units, which are units valued by reference to property other than the Company’s common stock. Performance criteria relating to any performance share or performance unit award are determined by the committee. Performance share or performance unit awards may be paid in stock, cash or other property or in any combination of cash, stock and other property, at the discretion of the committee.

      Stock awards, restricted stock and stock units. The committee may grant awards of shares of common stock, or awards designated in units of common stock, that are subject to repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or the achievement of specified performance criteria, as determined by the committee. Until the lapse of the restrictions, participants may not dispose of their restricted stock. The committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on restricted stock and stock units under such circumstances and subject to such terms and conditions as the committee deems appropriate. Stock units may be paid in stock, cash or in a combination of stock and cash.
      Stock options. The 2005 Plan provides for the grant of nonqualified stock options and incentive stock options. The committee determines the exercise price for stock options, which may not be less than 100% of the fair market value of the stock on the date of grant, except for awards that the Company grants as substitute awards in connection with acquisition transactions. The committee will establish the term of each option, but if not established, the term will be ten years from the date the option is granted. The committee has the discretion to establish the vesting schedule for each option.
      Unless otherwise provided in the instrument evidencing an option, a participant will generally be able to exercise the vested portion of his or her option for (1) three months following his or her termination for reasons other than cause, retirement, death or disability and (2) one year following his or her termination due to retirement, death or disability. If a participant dies after termination but while an option is otherwise exercisable, the participant’s executor will generally be able to exercise the vested portion of the option for one year following the participant’s death. If a participant is terminated for cause, all options generally will automatically expire. In no event may an option be exercised later than the expiration of its term.
      Stock appreciation rights. Stock appreciation rights, or SARs, may be granted under the 2005 Plan. Upon exercise of a SAR, the holder is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the grant price of the SAR. At the committee’s discretion, payment upon exercise of a SAR may be in shares of common stock, cash or some combination of shares of common stock and cash, or in any other manner approved by the committee. The grant price of a SAR must be at least 100% of the fair market value of the stock on the date of grant, except for awards that the Company grants as substitute awards in connection with acquisition transactions. Unless otherwise provided in the agreement evidencing a SAR or upon termination of employment or services, the SAR will be exercisable in accordance with the terms and conditions described above for options, which may be waived or modified by the committee at any time.
      Other stock-based or cash-based awards. The committee also will be authorized to grant to participants other incentives payable in cash or in shares of common stock subject to terms and conditions determined by the committee.
      Corporate transactions. Unless otherwise provided in the instrument evidencing an award, in the event of certain corporate transactions, such as a merger or sale of assets, each outstanding award will automatically accelerate and become fully vested and all restrictions thereon will lapse immediately prior to the effective date of the corporate transaction. All awards that are subject to acceleration upon the corporate transaction will be cashed out by the Company within 30 days after the effective date of the corporate transaction. Any awards that do not accelerate (because the instrument evidencing the award specifically provides that acceleration will not occur in the event of a corporate transaction) will be assumed or replaced by the successor company or its parent. Any awards that are assumed or replaced by the successor company will become fully vested and all restrictions thereon will lapse in the event the participant’s employment is subsequently terminated within two years of the corporate transaction, unless the participant is terminated for cause (as defined in the 2005 Plan) or the participant terminates his or her employment voluntarily without good reason (as defined in the 2005 Plan). If the successor company refuses to assume or replace awards, such awards will become fully vested and all restrictions thereon will lapse immediately prior to the corporate transaction and will terminate if not exercised by the participant prior to the corporate transaction.
      Performance-Based Compensation under Section 162(m). The committee may determine that awards under the 2005 Plan will be made subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the award under of Section 162(m). These business criteria include: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; cash management or asset management metrics; customer satisfaction; employee satisfaction; services performance; subscriber, safety or reliability metrics; or Service Quality Indices. Any performance criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to the performance of other corporations. The committee may adjust downwards, but not upwards, the amount payable pursuant to such awards and may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant.
      The maximum amount of shares of the Company’s common stock subject to awards intended to qualify as performance-based awards under Section 162(m) that may be granted to any individual under the 2005 Plan during any calendar year period is (a) 600,000 shares, with respect to stock options and SARs and (b) 400,000 shares, with respect to awards other than stock options and SARs or performance units, such limits being subject to automatic adjustment in the event of a stock split, stock dividend, recapitalization and other similar events. The individual maximum dollar value payable, with respect to performance units intended to qualify as performance-based awards under Section 162(m) to any individual under the 2005 Plan during any calendar year period, is limited to $3 million.
      The Company’s Chief Executive Officer and the four other most highly compensated executive officers (within the meaning of Section 162(m) with respect to the last fiscal year), other than Mr. Lennon, have received grants of performance shares under the 2005 Plan that remain outstanding. Each grant is subject to performance criteria measured over a three-year performance period. If the performance goals for a particular grant are not met, no payment will be made. If the performance goals are met, payment will be made in February of the year following the end of the performance period. For the years 2002 through 2005, Mr. Reynolds received grants of 69,247, 67,867, 75,184 and 71,369 performance shares; Mr. Valdman received grants of 13,281, 18,527, 22,973 and 21,551 performance shares; Ms. McLain received grants of 7,740, 15,687, 15,026 and 14,092 performance shares; and Mr. Markell received grants of 6,601, 15,336, 14,694 and 13,799 performance shares. The Compensation and Leadership Development Committee Report on page 12 describes the performance share program.
      Transferability. Except as otherwise determined by the committee and to the extent permitted by Section 422 of the Code, during the participant’s lifetime, awards may be exercised only by the participant and are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary who may exercise an award or receive payment under an award after the participant’s death.
      Adjustment of Shares. In the event of a stock split, stock dividend, recapitalization or other similar events, the committee shall make proportional adjustments in (a) the maximum number and kind of securities available for issuance under the 2005 Plan and the maximum number and kind of securities that may be made subject to awards to any participant, (b) the maximum number and kind of securities that may be issued upon exercise of incentive stock options, (c) the maximum number and kind of securities that may be issued pursuant to awards that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except in the event of a termination of service due to death, retirement or disability), and (d) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefore.
      Term, termination and amendment. Unless terminated earlier by the Company’s Board of Directors or the committee, the 2005 Plan will terminate on May 10, 2015. The Company’s Board of Directors, or the committee, may generally amend, suspend, or terminate all or a portion of the 2005 Plan at any time, subject to shareholder approval to the extent required by applicable law or by New York Stock Exchange rules or other regulatory requirements.
      Federal Income Tax Consequences. The following is a summary of the material U.S. federal income tax consequences to the Company and to participants in the 2005 Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the 2005 Plan. Therefore, the Company strongly encourages participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the 2005 Plan.
      Performance Shares, Performance Units, Restricted Stock and Stock Units. A participant who receives an award of performance shares, performance units, restricted stock or stock units does not generally recognize taxable income at the time the award is granted. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the cash or shares received pursuant to the award less the amount, if any, paid for the shares.
      A participant may elect to recognize income at the time he or she receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date the award is granted.
      Stock Awards. When a participant receives shares of stock that are not subject to restrictions, the participant will generally recognize taxable ordinary income at the time of receipt of the shares equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares.
      Incentive Stock Options. Generally, the grant of an incentive stock option will not result in any federal income tax consequences to the participant or to the Company. The exercise of an incentive stock option generally will not result in the recognition of income by the participant for regular tax purposes, but may subject the participant to the alternative minimum tax or increase the participant’s alternative minimum tax liability. If a participant exercises an incentive stock option and does not dispose of the shares within two years from the date of grant or within one year from the date of exercise, any gain realized upon disposition will be taxable to the employee as long-term capital gain. If a participant violates these holding period requirements, the participant will realize ordinary income in the year of disposition in an amount equal to the excess of (1) the lesser of (a) the amount realized on the sale or exchange or (b) the fair market value of the shares on the date of exercise, over (2) the exercise price. An incentive stock option that is exercised more than three months after the participant terminates employment with the Company will be treated as a nonqualified stock option for federal income tax purposes.
      Nonqualified Stock Options. Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option.
      Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, a participant will recognize taxable ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the SAR.
      Tax effects on the Company. The Company receives a compensation expense deduction at the same time and in an amount equal to the ordinary income recognized by the participant, subject to the limitations imposed by Section 162(m) described below.
      Potential Limitation on the Company’s Deductions. Section 162(m) precludes a deduction for compensation paid to the Company’s chief executive officer and the four other most highly compensated executive officers to the extent that such compensation exceeds $1 million per individual for a taxable year. If certain requirements are met, qualified performance-based compensation is disregarded for purposes of the $1 million limitation. We believe that the 2005 Plan has been structured in a manner that complies with Section 162(m). Therefore, assuming certain requirements are met, amounts received by such executive officers pursuant to awards of options, performance-vested restricted stock or stock units, performance shares and performance units granted under the 2005 Plan generally will be deductible.
      General. A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the 2005 Plan are discretionary. However, please refer to the tables “Summary Compensation Table” and “Long-Term Incentive Plan Awards in 2004” on pages 16 and 18 of this proxy statement, which set forth the grants made to the Company’s chief executive officer and the other four most highly compensated executive officers in the last fiscal year.
      As of March 11, 2005, the record date for this Annual Meeting, there were approximately 65 persons eligible to participate in the 2005 Plan. On February  28, 2005, the closing price of the Company’s common stock was $22.92.
The Board of Directors recommends that you vote FOR Proposal 2 — approval of an amended and restated Long-Term Incentive Plan.
PROPOSAL 3 — APPROVAL OF AN AMENDED AND RESTATED
NONEMPLOYEE DIRECTOR STOCK PLAN
      The Board of Directors, upon recommendation of the Governance and Public Affairs Committee, is requesting that the shareholders vote for approval of the Puget Energy, Inc. Nonemployee Director Stock Plan, as amended and restated (the Nonemployee Director Plan).
      As described in the “Director Compensation” section of the proxy statement on page 9, the current compensation program for nonemployee directors includes an equity component that provides for paying a portion of nonemployee director retainers in Puget Energy common stock, and permitting nonemployee directors to convert up to 100% of their retainers into common stock. This equity compensation is issued under the Nonemployee Director Plan. Approximately 20,000 shares remain available for issuance under the Nonemployee Director Plan. The Nonemployee Director Plan as amended and restated increases the number of shares available for issuance under the plan.
      Shareholder approval of the Nonemployee Director Plan is intended to enable the Company to continue the equity compensation program for nonemployee directors. The Board believes that the equity component of nonemployee director compensation is in the bests interests of the Company’s shareholders because:

1.	facilitating the ownership of common stock by nonemployee directors aligns the interests of the directors with the long-term interests of the Company’s shareholders; and

2.	providing equity compensation that is competitive with the Company’s peers will better enable the Company to retain and attract qualified directors.
      The Board of Directors originally adopted the Nonemployee Director Plan on October 7, 1997, at a time when shareholder approval of the plan was not required. As amended and restated, the Nonemployee Director Plan includes the following material revisions from the plan as originally adopted by the Board:

•	an increase of 250,000 shares in the number of shares authorized for issuance, from 100,000 to 350,000; and

•	an extension of the term of the plan from December 31, 2007 to December 31, 2015.
      The following summary of the Nonemployee Director Plan is included to assist shareholders in understanding the principal features of the Nonemployee Director Plan and in accordance with Securities and Exchange Commission rules. The summary is subject to the specific provisions contained in the full text of the Nonemployee Director Plan set forth as Appendix B.

Description of the Amended and Restated Nonemployee Director Stock Plan
      Administration. The Nonemployee Director Plan will be administered by the Governance and Public Affairs Committee of the Company’s Board of Directors. The committee has the authority to administer and interpret the Nonemployee Director Plan, including, among other things, the power to determine all questions of fact that may arise under the plan, interpret the plan and make all other determinations necessary or advisable for the administration of the plan and prescribe, amend and rescind rules and regulations relating to the plan.
      Number of shares reserved for issuance. The Nonemployee Director Plan will authorize the issuance of up to 350,000 shares of the Company’s common stock, subject to adjustment in the event of a stock split, stock dividend, recapitalization and other similar events. Shares issued under the Nonemployee Director Plan will consist of authorized and unissued shares.
      Determination of quarterly retainers and stock payments. The Company’s Board of Directors, in its sole discretion, determines the amount of the quarterly retainer that is paid to nonemployee directors. Each nonemployee director may be granted a stock payment under the Nonemployee Director Plan as a portion of the quarterly retainer payable to the nonemployee director. The number of shares of common stock to be issued as a stock payment is determined by dividing the fair market value of the common stock for the last business day of a fiscal quarter into all or a fraction of the quarterly retainer payable to the participant for that fiscal quarter, as determined and set forth in resolutions adopted by the committee from time to time. In lieu of receiving the cash portion of the quarterly retainer, a participant may elect to reduce up to 100% of the cash portion by a specified amount and have such amount applied to purchase additional shares of common stock.
      Election to defer issuance of shares. A participant may elect to defer the issuance of the shares of common stock issuable pursuant to a stock payment in accordance with the terms of the Nonemployee Director Plan.
      Transferability. No participant has the right to assign or transfer the right to receive any stock payment or any other right or interest under the Nonemployee Director Plan or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on a stock payment (prior to the Company effecting the issuance of shares) or any right or interest under the Nonemployee Director Plan, other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary who may exercise an award or receive payment under an award after the participant’s death.
      Adjustment of Shares. In the event of a stock split, stock dividend, recapitalization or other similar events, the maximum number and kind of shares that may be issued under the Nonemployee Director Plan and the maximum number and kind of shares that are credited pursuant to the Nonemployee Director Plan to any deferred stock account may be appropriately adjusted by the committee.
      Term, termination and amendment. Unless terminated earlier by the Company’s Board of Directors, the Nonemployee Director Plan will terminate on December 31, 2015. The Company’s Board of Directors may generally amend, suspend, or terminate all or a portion of the Nonemployee Director Plan at any time. No amendment suspension or termination of the Nonemployee Director Plan will, without the consent of the participant, alter, terminate, impair or adversely affect any right or obligations under any stock payment previously granted, unless such amendment, suspension or termination is required by applicable law.
      Federal Income Tax Consequences. The following is a summary of the material U.S. federal income tax consequences to the Company and to participants in the Nonemployee Director Plan. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder as in effect as of the date of this proxy statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the Nonemployee Director Plan. Therefore, the Company strongly encourages participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the Nonemployee Director Plan.

      Stock Payments. When a participant receives a stock payment under the Nonemployee Director Plan, the participant will generally recognize taxable ordinary income at the time of receipt of the shares equal to the fair market value of the shares at the time of grant.
      Tax effects on the Company. The Company receives a compensation expense deduction at the same time and in an amount equal to the ordinary income recognized by the participant.
      New Plan Benefits. The number of shares issued pursuant to stock payments under the Nonemployee Director Plan is discretionary on the part of the committee, as it determines the portion of the quarterly retainer that may be paid as a stock payment, and on the part of the participant, as each participant may elect to increase the portion of the quarterly retainer that is paid as a stock payment. However, in fiscal year 2004, nonemployee directors as a group received an aggregate of 19,548 shares with a value of $444,000 as stock payments under the Nonemployee Director Plan.
      General. As of March 11, 2005, the record date for this Annual Meeting, there were ten persons eligible to participate in the Nonemployee Director Plan. On February 28, 2005, the closing price of the Company’s common stock was $22.92.
The Board of Directors recommends that you vote FOR Proposal 3 — approval of the
Amended and Restated Nonemployee Director Stock Plan.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Puget Energy Board of Directors is composed of five directors who are independent directors as defined under the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Committee operates under a written charter approved by the Board of Directors, a copy of which was provided with the 2004 proxy statement and is available in the Investor’s section of Puget Energy’s website at www.pse.com.
      The primary purpose of the Audit Committee is to assist the Board of Directors of Puget Energy in oversight of the Company’s financial reporting processes. As stated in the Audit Committee Charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to verify whether the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles. The management of Puget Energy is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with accounting standards, applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the financial statements of Puget Energy in accordance with generally accepted auditing standards.
      Consistent with its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with management of Puget Energy and representatives of PricewaterhouseCoopers LLP. The discussions with PricewaterhouseCoopers LLP included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the Audit Committee received the written disclosures and the letter regarding independence from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP its independence.
      Based upon the Audit Committee’s discussions with management and the independent auditors and their review of the representations of management and the report of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee of Puget Energy, Inc.

Sally G. Narodick, Chair
Douglas P. Beighle
Charles W. Bingham
Tomio Moriguchi
Dr. Kenneth P. Mortimer

INDEPENDENT AUDITORS’ FEES
      The aggregate fees billed by PricewaterhouseCoopers LLP, Puget Energy’s independent auditors, in fiscal year 2004 and 2003 were as follows:

	2004	2003

Audit-fees(1)	$2,084,000	$850,000
Audit-Related fees(2)	82,000	261,000
Tax fees(3)	59,000	200,000
All other fees	—	—

Total	$2,225,000	$1,311,000

(1)	For professional services rendered for the audit of Puget Energy’s annual financial statements, reviews of financial statements included in Puget Energy’s Forms 10-Q, and consents and reviews of documents filed with the Securities and Exchange Commission. The 2004 fees are estimated and include an aggregate amount of $1,251,000 billed to Puget Energy through December 31, 2004. In 2004, audit fees included $1,284,000 for professional services rendered and the audit of Puget Energy’s assessment of and the effectiveness of internal controls over financial reporting (Sarbanes-Oxley 404).

(2)	Consists of employee benefit plan audits, due diligence reviews and assistance with Sarbanes-Oxley readiness.

(3)	Consists of tax planning, consulting and tax return reviews.
      The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services provided by the Company’s independent auditor. The policy is designed to ensure that the provision of these services does not impair the auditor’s independence. Under the policy, unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.
      The annual audit services engagement terms and fees, as well as any changes in terms, conditions and fees relating to the engagement, are subject to specific pre-approval by the Audit Committee. In addition, on an annual basis, the Audit Committee grants general pre-approval for specific categories of audit, audit-related, tax and other services, within specified fee levels, that may be provided by the independent auditor. With respect to each proposed pre-approved service, the independent auditor is required to provide detailed back-up documentation to the Audit Committee regarding the specific services to be provided. Under the policy, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate responsibilities to pre-approve services performed by the independent auditor to management.
      For 2004, all audit and non-audit services were pre-approved.
PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed PricewaterhouseCoopers LLP as Puget Energy’s independent auditor for the current fiscal year, and the Board is asking shareholders to ratify that appointment. Under current law, rules, and regulations, as well as the charter of the Audit Committee, the Audit Committee is required to be directly responsible for the appointment, compensation, and oversight of Puget Energy’s independent auditor. Therefore, the selection of the independent auditor is within the sole discretion of the Audit Committee. However, the Board considers the appointment of the independent auditor to be an important matter of shareholder concern and is submitting the appointment of PricewaterhouseCoopers LLP for ratification by the shareholders as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP.
      PricewaterhouseCoopers LLP has audited the Company’s financial statements since 1933. Representatives of the firm are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate shareholder questions.
The Board of Directors recommends that you vote FOR Proposal 4 — approval of the appointment of PricewaterhouseCoopers LLP as Puget Energy’s independent auditor.
SHAREHOLDER PROPOSALS
Submission of Shareholder Proposals for Inclusion in Proxy Statement
      Shareholders who intend to have a proposal considered for inclusion in our proxy materials for the 2006 Annual Meeting of Shareholders must submit the proposal at our principal executive office no later than December 2, 2005.
Advance Notice Procedures for Director Nominations and Other Business
      Shareholders who intend to nominate persons for election to the Board or to present a proposal at the 2006 Annual Meeting of Shareholders without inclusion of the proposal in our proxy materials must provide advance written notice of such nomination or proposal in the manner required by Puget Energy’s Bylaws. Notice of nominations, complying with Section 3.3 of the Bylaws, must be delivered to the Corporate Secretary not less than 120 or more than 150 days prior to the date of the 2006 Annual Meeting of Shareholders (or if less than 120 days’ notice or prior public disclosure of the date of the annual meeting is given to shareholders, not later than the tenth day following the day of such notice or public disclosure is given). Notice of other business, complying with Section 2.6 of the Bylaws, must be delivered to the Corporate Secretary no earlier than January 11, 2006 and no later than February 10, 2006. Notices should be sent to: Corporate Secretary, Puget Energy Inc., 10885 NE 4th Street, P.O. Box 97034, Bellevue, Washington 98009-9734.
      For proposals that are not timely filed, Puget Energy retains discretion to vote proxies it receives. For proposals that are timely filed, Puget Energy retains discretion to vote proxies it receives provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.
ADDITIONAL INFORMATION ABOUT THE MEETING
Solicitation of Proxies
      The Puget Energy Board of Directors is soliciting the proxies in the form enclosed. Stephen P. Reynolds and James W. Eldredge, and each or either of them, are named as proxies. We, or our agent, Georgeson Shareholder Communications, Inc., may solicit your proxy by mail, personal interview, telephone and fax. We will request that banks, brokerage houses and other custodians, nominees or fiduciaries forward soliciting materials to their principals and obtain authorization for the execution of proxies. We will reimburse them for their expenses in forwarding and collecting proxies. Our officers, directors, employees and other agents may solicit proxies without compensation, except for reimbursement of expenses. In addition, Puget Energy has retained Georgeson Shareholder Communications, Inc. to aid in the solicitation of proxies at an approximate cost of $10,000, plus reimbursement for out-of-pocket expenses. Puget Energy will pay all costs of solicitation of proxies.

Available Information
      Puget Energy’s 2004 Annual Report and Form 10-K were mailed to shareholders with this proxy statement. Upon request, the Company will furnish without charge a copy of the Company’s Annual Report on Form 10-K. The Form 10-K has been filed with the SEC.
      The Company’s website address is www.pse.com. The Company’s reports on Form  10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available or may be accessed free of charge through the Investors section of the Company’s website as soon as reasonably practicable after the reports are electronically filed with, or furnished to, the SEC. The Company’s website and the information contained therein or connected thereto are not intended to be incorporated into this Annual Report on Form 10-K.

APPENDIX A
PUGET ENERGY, INC.
2005 LONG-TERM INCENTIVE PLAN
(The 1995 Long-Term Incentive Compensation Plan as amended and restated and renamed effective May 10, 2005)
SECTION 1. PURPOSE
      The purpose of the Puget Energy, Inc. 2005 Long-Term Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s shareholders.
SECTION 2. DEFINITIONS
      Certain capitalized terms used in the Plan have the meanings set forth in Appendix A to the Plan.
SECTION 3. ADMINISTRATION

3.1	Administration of the Plan
      The Plan shall be administered by the Board or the Compensation Committee, which shall be composed of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission, and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto. Notwithstanding the foregoing, the Board may delegate responsibility for administering the Plan with respect to designated classes of Eligible Persons to different committees consisting of two or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act or Awards granted pursuant to Section 16 of the Plan. Members of any committee shall serve for such terms as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board may authorize one or more senior executive officers of the Company to grant Awards to designated classes of Eligible Persons, within limits specifically prescribed by the Board; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act. All references in the Plan to the “Committee” shall be, as applicable, to the Compensation Committee or any other committee or any officer to whom the Board or the Compensation Committee has delegated authority to administer the Plan.

3.2	Administration and Interpretation by Committee
      (a) Except for the terms and conditions explicitly set forth in the Plan and to the extent permitted by applicable law, the Committee shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board or a Committee composed of members of the Board, to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) determine whether, to what extent and under what circumstances cash, shares of Common Stock, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant; (viii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (ix) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (x) delegate ministerial duties to such of the Company’s employees as it so determines; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
      (b) In no event, however, shall the Committee have the right, without shareholder approval, to (i) cancel or amend outstanding Options or SARs for the purpose of repricing, replacing or regranting such Options or SARs with Options or SARs that have a purchase or grant price that is less than the purchase or grant price for the original Options or SARs except in connection with adjustments provided in Section 15, or (ii) issue an Option or SAR or amend an outstanding Option or SAR to provide for the grant or issuance of a new Option or SAR on exercise of the original Option or SAR.
      (c) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s working less than full-time shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Compensation Committee, whose determination shall be final.
      (d) Decisions of the Committee shall be final, conclusive and binding on all persons, including the Company, any Participant, any shareholder and any Eligible Person. A majority of the members of the Committee may determine its actions.
SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares
      Subject to adjustment from time to time as provided in Section 15.1, a maximum of 4,200,000 shares of Common Stock shall be available for issuance under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares.
4.2 Share Usage
      (a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash, or in a manner such that some or all of the shares of Common Stock covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.
      (b) The Committee shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.
      (c) Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination, then, to the extent determined by the Board or the Compensation Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for

Awards under the Plan and shall not reduce the number of shares of Common Stock authorized for issuance under the Plan; provided, however, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or a Related Company prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger, consolidation or statutory share exchange is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 promulgated under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.
      (d) Notwithstanding the other provisions in this Section 4.2, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate number of shares stated in Section 4.1, subject to adjustment as provided in Section 15.1.
4.3 Limitations
      Subject to adjustment as provided in Section 15.1, the aggregate number of shares that may be issued pursuant to Awards granted under the Plan that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement or Disability) shall not exceed 1,050,000 of the aggregate number of shares specified in Section 4.1.
SECTION 5. ELIGIBILITY
      An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Committee from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company.
SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards
      The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Committee shall determine.
6.2 Evidence of Awards
      Awards granted under the Plan shall be evidenced by a written, including an electronic, notice or agreement that shall contain such terms, conditions, limitations and restrictions as the Committee shall deem advisable and that are not inconsistent with the Plan.
6.3 Deferrals
      The Committee may permit or require a Participant to defer receipt of the payment of any Award. If any such deferral election is permitted or required, the Committee, in its sole discretion, shall establish rules and procedures for such payment deferrals, which may include the grant of additional Awards or provisions for the payment or crediting of interest or dividend equivalents, including converting such credits to deferred stock unit equivalents.

6.4 Dividends and Distributions
      Participants may, if the Committee so determines, be credited with dividends paid with respect to shares of Common Stock underlying an Award in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units.
SECTION 7. PERFORMANCE AWARDS
7.1 Performance Shares
      The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares shall consist of a unit valued by reference to a designated number of shares of Common Stock, the value of which may be paid to the Participant by delivery of shares of Common Stock or, if set forth in the instrument evidencing the Award, of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
7.2 Performance Units
      The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units shall consist of a unit valued by reference to a designated amount of property other than shares of Common Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including, without limitation, cash, shares of Common Stock, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. Notwithstanding the foregoing, the amount to be paid under an Award of Performance Units may be adjusted on the basis of such further consideration as the Committee shall determine in its sole discretion.
SECTION 8. OPTIONS
8.1 Grant of Options
      The Committee may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.
8.2 Option Exercise Price
      The exercise price for shares purchased under an Option shall be as determined by the Committee, but shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. Notwithstanding the foregoing, the Committee, in its sole discretion, may establish an exercise price that is equal to the average of 100% of the Fair Market Value over a period of trading days not to exceed 30 days from the Grant Date.
8.3 Term of Options
      Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of a Nonqualified Stock Option shall be as established for that Option by the Committee or, if not so established, shall be ten years from the Grant Date.

8.4 Exercise of Options
      The Committee shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Committee at any time.
      To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Committee, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement, if any, and such representations and agreements as may be required by the Committee, accompanied by payment in full as described in Sections 8.5 and 13. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Committee.
8.5 Payment of Exercise Price
      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Committee for that purchase, which forms may include:
      (a) cash, check or wire transfer;
      (b) tendering (either actually or by attestation) shares of Common Stock that on the day prior to the exercise date have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;
      (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant upon exercise of the Option having a Fair Market Value on the day prior to the exercise date equal to the aggregate exercise price of the shares being purchased under the Option;
      (d) to the extent permitted by law, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated or approved by the Company to deliver promptly to the Company the aggregate amount of proceeds to pay the Option exercise price and any tax withholding obligations that may arise in connection with the exercise, all in accordance with the regulations of the Federal Reserve Board; or
      (e) such other consideration as the Committee may permit.
8.6 Effect of Termination of Service
      The Committee shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Committee at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the last day of the maximum term of the Option (the “Option Expiration Date”).

Notwithstanding the foregoing, if a Participant dies after his or her Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Committee determines otherwise.

Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Committee determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Committee, in its sole discretion.

(c) A Participant’s change in status from an employee to a consultant, advisor or independent contractor or a change in status from a consultant, advisor or independent contractor to an employee shall not be considered a Termination of Service for purposes of this Section 8.6.
SECTION 9. INCENTIVE STOCK OPTIONS
      Notwithstanding any other provisions of the Plan, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code, or any successor provision, and any applicable regulations thereunder.
SECTION 10. STOCK APPRECIATION RIGHTS
10.1 Grant of Stock Appreciation Rights
      The Committee may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Committee shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 8.2. An SAR may be exercised upon such terms and conditions and for such term as the Committee determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the term of a freestanding SAR shall be as established for that SAR by the Committee or, if not so established, shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable. The Committee shall establish and set forth in each instrument that evidences an SAR whether the SAR shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Committee at any time. If not so established in the instrument evidencing the SAR, the SAR shall be exercisable according to the terms and conditions set forth in Section 8.6 (a)-(c) for Options, which may be waived or modified by the Committee at any time.
10.2 Payment of SAR Amount
      Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Committee as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Committee in its sole discretion.
SECTION 11. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

11.1	Grant of Stock Awards, Restricted Stock and Stock Units
      The Committee may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, that may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Committee shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

11.2	Vesting of Restricted Stock and Stock Units
      Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Committee, and subject to the provisions of Section 13, (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.
11.3 Waiver of Restrictions
      Notwithstanding any other provisions of the Plan, the Committee, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Committee shall deem appropriate.
SECTION 12. OTHER STOCK OR CASH-BASED AWARDS
      Subject to the terms of the Plan and such other terms and conditions as the Committee deems appropriate, the Committee may grant other incentives payable in cash or in shares of Common Stock under the Plan.
SECTION 13. WITHHOLDING
      The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or any Related Company (“other obligations”). The Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.
      The Committee may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months, if such limitations are necessary to avoid adverse accounting consequences to the Company.
SECTION 14. ASSIGNABILITY
      No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award subject to such terms and conditions as the Committee shall specify.
SECTION 15. ADJUSTMENTS
15.1 Adjustment of Shares
      In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to shareholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Committee shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan and the maximum number and kind of securities that may be made subject to Awards to any Participant as set forth in Section 16.3; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2; (iii) the maximum number and kind of securities that may be issued pursuant to Awards granted under the Plan that contain no restrictions or restrictions based solely on continuous employment or services for less than three years (except where Termination of Service occurs by reason of death, Retirement or Disability) as set forth in Section 4.3; and (iv) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefore. The determination by the Committee as to the terms of any of the foregoing adjustments shall be conclusive and binding.
      Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change of Control shall not be governed by this Section 15.1 but shall be governed by Sections 15.2 and 15.3, respectively.
15.2 Dissolution or Liquidation
      To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

15.3 Change of Control
      Except as otherwise provided in the instrument that evidences a specific Award, in the event of a Change of Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change of Control (the “COC Effective Date”), become fully 100% vested and all restrictions thereon shall lapse.
      With respect to all Awards granted pursuant to the Plan that are subject to acceleration upon a Change of Control, the Company shall issue to the Participant within 30 days after the COC Effective Date:

(a) cash equal to the higher of (1) the average of the last sale prices of the Common Stock on the New York Stock Exchange in each of the 20 business days preceding the COC Effective Date and (2) the highest price per share actually paid for the Common Stock in connection with the Change of Control, multiplied by the aggregate number of shares of the Common Stock (or, if the event that triggered the COC Effective Date is a Business Combination, the equivalent number of shares of the then-outstanding common stock of the corporation resulting from or effecting such Business Combination into which such shares of Common Stock have been converted) equal to the greater of (x) the total number of shares payable at the target Award level upon full vesting of each such Award and (y) such higher number of shares payable upon full vesting of each such Award if the Company achieved, for each outstanding Award cycle, the performance measures that the Company had achieved for the applicable cycle during the period commencing upon the starting year of such cycle and ending with the fiscal quarter immediately preceding the COC Effective Date; and

(b) cash equal to the amount of the dividend equivalents associated with the number of shares determined under subsection (a) above, in accordance with the Plan.
Any specific Awards that do not accelerate (because the instrument evidencing the Award specifically provided that acceleration of such Award shall not occur upon a Change of Control) shall be assumed by the Successor Company or parent thereof or shall be replaced with a comparable award of equivalent value and with the same vesting schedule. Any such Awards that are assumed or replaced shall become fully 100% vested, and all restrictions thereon shall lapse in the event the Participant’s employment should subsequently terminate within two years following the Change of Control, unless employment is terminated by the Company for Cause or voluntarily by the Participant without Good Reason. If the Successor Company refuses to assume or replace such Awards, such Awards shall become fully 100% vested and all restrictions thereon shall lapse immediately prior to the Change of Control and shall terminate if not exercised by the Participant prior to the Change of Control.
15.4 Further Adjustment of Awards
      Subject to Sections 15.2 and 15.3, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Committee, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.
15.5 No Limitations
      The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.6 Fractional Shares
      In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.
SECTION 16. CODE SECTION 162(m) PROVISIONS
      Notwithstanding any other provision of the Plan, if the Committee determines, at the time Awards are granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 16 is applicable to such Award.
16.1 Performance Criteria
      If an Award is subject to this Section 16, then the lapsing of restrictions thereon and the distribution of cash, shares of Common Stock or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company: cash flows (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); working capital; earnings per share; book value per share; operating income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); revenues; operating margins; return on assets; return on equity; debt; debt plus equity; market or economic value added; stock price appreciation; total shareholder return; cost control; strategic initiatives; market share; net income; return on invested capital; improvements in capital structure; cash management or asset management metrics; customer satisfaction, employee satisfaction, services performance, subscriber, safety or reliability metrics; or Service Quality Indices (together, the “Performance Criteria”). Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.
16.2 Adjustment of Awards
      Notwithstanding any provision of the Plan other than Section 15, with respect to any Award that is subject to this Section 16, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Covered Employee.
16.3 Limitations
      Subject to adjustment from time to time as provided in Section 15.1, no Covered Employee may be granted (i) Options and SARs subject to this Section 16 in any calendar-year period with respect to more than an aggregate of 600,000 shares of Common Stock for such Awards or (ii) Awards other than Options and SARs or Performance Units subject to this Section 16 in any calendar-year period with respect to more than an aggregate of 400,000 shares of Common Stock for such Awards. The maximum dollar value payable with respect to Performance Units subject to this Section 16 granted to any Covered Employee in any one calendar year is $3,000,000.
      The Committee shall have the power to impose such other restrictions on Awards subject to this Section 16 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

SECTION 17. AMENDMENT AND TERMINATION
17.1 Amendment, Suspension or Termination
      The Board or the Compensation Committee may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, shareholder approval shall be required for any amendment to the Plan; and provided, further, that any amendment that requires shareholder approval may be made only by the Board. Subject to Section 17.3, the Committee may amend the terms of any outstanding Award, prospectively or retroactively.
17.2 Term of the Plan
      Unless sooner terminated as provided herein, the Plan shall terminate ten years from the Effective Date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the Effective Date and (b) the approval by the shareholders of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.
17.3 Consent of Participant
      The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 15 shall not be subject to these restrictions.
SECTION 18. GENERAL
18.1 No Individual Rights
      No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.
      Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.
18.2 Issuance of Shares
      Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.
      The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.
      To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
18.3 Indemnification
      Each person who is or shall have been a member of the Board, or a committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute.
      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law or otherwise, or of any power that the Company may have to indemnify or hold harmless.
18.4 No Rights as a Shareholder
      Unless otherwise provided by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.
18.5 Compliance With Laws and Regulations
      In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.
18.6 Participants in Other Countries or Jurisdictions
      Without amending the Plan, the Committee may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.
18.7 No Trust or Fund
      The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
18.8 Successors
      All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.
18.9 Severability
      If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Committee’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
18.10 Choice of Law
      The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.
18.11 Legal Requirements
      The granting of Awards and the issuance of shares of Common Stock under the Plan are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
SECTION 19. EFFECTIVE DATE
      The effective date (the “Effective Date”) is the date on which the Plan is approved by the shareholders of the Company.

APPENDIX A (to the 2005 Long-term Incentive Plan)
DEFINITIONS
      As used for purposes of the Plan,
      “Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.
      “Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit, Performance Share, Performance Unit, cash-based award or other incentive payable in cash or in shares of Common Stock as may be designated by the Committee from time to time.
      “Board” means the Board of Directors of the Company.
      “Business Combination” means (a) a merger or consolidation, exchange of securities or reorganization of the Company or (b) the sale or other disposition of substantially all the assets of the Company.
      “Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, failure to cooperate in a governmental investigation, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Compensation Committee, whose determination shall be conclusive and binding.
      “Change of Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted, means the happening of any of the following events:

(a) The acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the outstanding Common Stock; provided, however, that the following acquisitions of beneficial ownership shall not constitute a Change of Control: (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (z) any acquisition by any corporation pursuant to a Business Combination, if, following such Business Combination, the conditions described in clauses (i), (ii) and (iii) of subsection (c) below are satisfied; or

(b) A “Board Change,” which shall have occurred if a majority of the seats (other than vacant seats) on the Board or its successor are occupied by individuals who were neither (i) nominated by a majority of the Incumbent Directors of the Company nor (ii) appointed by directors so nominated; or

(c) Approval by applicable regulatory agencies of a Business Combination unless immediately following such Business Combination, (i) more than 60% of the then-outstanding shares of common stock of the corporation resulting from or effecting such Business Combination and the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners of the outstanding Common Stock immediately prior to such Business Combination in substantially the same proportion as their ownership, immediately prior to such Business Combination, of the outstanding Common Stock, (ii) no Entity (excluding the Company or any employee benefit plan (or related trust) of the Company or the corporation resulting from or effecting such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from or effecting such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from or effecting such Business

Combination were Incumbent Directors of the Company at the time of the execution of the initial agreement or action of the Board providing for such Business Combination.

      “COC Effective Date” has the meaning set forth in Section 15.3.
      “Code” means the Internal Revenue Code of 1986, as amended from time to time.
      “Committee” has the meaning set forth in Section 3.1.
      “Common Stock” means the common stock, par value $.01 per share, of the Company.
      “Company” means Puget Energy, Inc., a Washington corporation.
      “Compensation Committee” means the Compensation and Leadership Development Committee of the Board.
      “Covered Employee” means a “covered employee” as that term is defined for purposes of Section 162(m)(3) of the Code or any successor provision.
      “Disability,” unless otherwise defined by the Committee or in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “disability” as defined in the Company’s Investment Plan for Employees or other similar successor plan applicable to salaried employees.
      “Effective Date” has the meaning set forth in Section 19.
      “Eligible Person” means any person eligible to receive an Award as set forth in Section 5.
      “Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) of the Exchange Act).
      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
      “Fair Market Value” means the average of the high and low trading prices for the Common Stock on any given date during regular trading or, if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Committee using such methods or procedures as it may establish.
      “Good Reason” means the occurrence of any of the following events or conditions:

(a) a change in the Participant’s status, position or responsibilities (including reporting responsibilities) that represents a material reduction of the status, position or responsibilities as in effect immediately prior thereto; the assignment to the Participant of any duties or responsibilities that, in the Participant’s reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal of the Participant from or failure to reappoint or reelect the Participant to any of such positions, except in connection with the termination of the Participant’s employment for Cause, for Disability or as a result of his or her death, or by the Participant other than for Good Reason;

(b) a reduction in the Participant’s annual base salary;

(c) the Company’s requiring the Participant (without the Participant’s consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Change of Control, except for reasonably required travel on the Company’s business that is not materially greater than such travel requirements prior to the Change of Control;

(d) the Company’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which the Participant was participating at the time of a Change of Control, including, but not limited to, the Plan, or (ii) provide the Participant with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change of Control (or as in effect following the Change of Control, if greater);

(e) any material breach by the Company of any provision of the Plan; or

(f) any purported termination of the Participant’s employment for Cause by the Company that does not comply with the terms of the Plan.
      “Grant Date” means the later of (a) the date on which the Committee completes the corporate action authorizing the grant of an Award or such later date specified by the Committee or (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.
      “Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.
      “Incumbent Director” means a member of the Board who has been either (a) nominated by a majority of the directors of the Company then in office or (b) appointed by directors so nominated, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest.
      “Nonqualified Stock Option” means an Option other than an Incentive Stock Option.
      “Option” means a right to purchase Common Stock granted under Section 8.
      “Parent Company” means a company or other entity that as a result of a Change of Control owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries.
      “Participant” means any Eligible Person to whom an Award is granted.
      “Performance Award” means an Award of Performance Shares or Performance Units granted under Section 7.
      “Performance Criteria” has the meaning set forth in Section 16.1.
      “Performance Share” means an Award of units denominated in shares of Common Stock granted under Section 7.1.
      “Performance Unit” means an Award of units denominated in cash or property other than shares of Common Stock granted under Section 7.2.
      “Plan” means the Puget Energy, Inc. 2005 Long-Term Incentive Plan.
      “Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.
      “Restricted Stock” means an Award of shares of Common Stock granted under Section 11, the rights of ownership of which are subject to restrictions prescribed by the Committee.
      “Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Committee or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.
      “Securities Act” means the Securities Act of 1933, as amended from time to time.
      “Stock Appreciation Right” or “SAR” means a right granted under Section 10.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.
      “Stock Award” means an Award of shares of Common Stock granted under Section 11, the rights of ownership of which are not subject to restrictions prescribed by the Committee.
      “Stock Unit” means an Award denominated in units of Common Stock granted under Section 11.

      “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.
      “Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Change of Control.
      “Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Compensation Committee, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Compensation Committee determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.

APPENDIX B
PUGET ENERGY, INC.
AMENDED AND RESTATED
NONEMPLOYEE DIRECTOR STOCK PLAN
(Amended and Restated as of January 11, 2005)

1.	Establishment, Purpose and Duration of the Plan
      (a) The purpose of the Plan is to provide ownership of Puget Energy, Inc. Common Stock to nonemployee members of the Board of Directors in order to strengthen the commonality of interest between directors and stockholders and to improve the Company’s ability to attract and retain highly qualified individuals to serve as directors of the Company.
      (b) The Plan shall become effective as of January 1, 1998.
      (c) The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 13, until all shares subject to the Plan have been purchased or acquired according to the Plan’s provisions or until December 31, 2015, whichever is earliest.

2.	Definitions
      When used herein, the following terms shall have the respective meanings set forth below:

(a) “Board” or “Board of Directors” means the Board of Directors of the Company.

(b) “Committee” means a committee appointed by the Board consisting of two or more members of the Board who are “nonemployee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934 or any successor definition adopted by the Securities and Exchange Commission.

(c) “Common Stock” means the Company’s common stock, $.01 par value per share.

(d) “Company” means Puget Energy, Inc., a Washington corporation, or any successor corporation as provided in Section 14.

(e) “Deferred Stock Account” has the meaning set forth in Section 8(b).

(f) “Employee” means any officer or employee of the Company or of any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered employees for purposes of the Plan.

(g) “Market Price” means the average of the daily high and low per share trading prices for the Common Stock as reported daily by the New York Stock Exchange in The Wall Street Journal or similar readily available public source for a single trading day.

(h) “Nonemployee Director” or “Participant” means any person who is elected or appointed to the Board of Directors and who is not an Employee.

(i) “Plan” means the Company’s Nonemployee Director Stock Plan as set forth herein, as it may be amended from time to time.

(j) “Plan Administrator” means the Board or the Committee appointed from time to time by the Board to administer the Plan.

(k) “Quarterly Retainer” means the quarterly retainer payable to all Nonemployee Directors (exclusive of any per-meeting fees, committee chair fees or expense reimbursements). The Quarterly Retainer shall be prorated based on the number of calendar months (including partial calendar months) a director has served as a Nonemployee Director during the fiscal quarter for which the Quarterly Retainer is payable.

(l) “Stock Payment” means the fixed portion of the Quarterly Retainer to be paid to Nonemployee Directors in shares of Common Stock rather than cash for services rendered as a director of the Company as provided in Section 6 and that portion of the Quarterly Retainer to be paid to Nonemployee Directors in shares of Common Stock resulting from the election specified in Section 7.

(m) “Subsidiary” means any corporation that is a “subsidiary corporation” of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

3.	Shares of Common Stock Subject to the Plan
      Subject to Section 10, the maximum aggregate number of shares of Common Stock that shall be available for issuance under the Plan shall be 350,000 shares. Shares issued under the Plan shall be drawn from authorized and unissued shares.

4.	Administration of the Plan
      (a) The Plan will be administered by the Plan Administrator. The Company shall pay all costs of administration of the Plan.
      (b) Subject to the express provisions of the Plan, the Plan Administrator has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Plan Administrator to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Plan Administrator shall have full power and authority to (i) determine all questions of fact that may arise under the Plan; (ii) interpret the Plan and make all other determinations necessary or advisable for the administration of the Plan; and (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules the Plan Administrator determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including securities laws. All interpretations, determinations and actions by the Plan Administrator will be final, conclusive and binding upon all parties. Any action of the Plan Administrator with respect to the administration of the Plan shall be taken pursuant to a majority vote at a meeting of the Plan Administrator (at which members may participate by telephone) or by the unanimous written consent of its members.

5.	Participation in the Plan
      All Nonemployee Directors shall participate in the Plan, subject to the conditions and limitations of the Plan, so long as they remain eligible to participate in the Plan as set forth below.

6.	Determination of Quarterly Retainers and Stock Payments
      (a) The Board, in its sole discretion, shall determine the Quarterly Retainer for all Nonemployee Directors.
      (b) Each director of the Company who is a Nonemployee Director at any time during a calendar year may be granted a Stock Payment as a portion of the Quarterly Retainer payable to such director. The Stock Payment shall be made as soon as possible following a fiscal quarter end. The number of shares of Common Stock to be issued to each Participant as a Stock Payment shall be determined by dividing the Market Price of the Common Stock for the last business day of a fiscal quarter into all or a fraction of the Quarterly Retainer payable to such Participant for that fiscal quarter, as determined and set forth in resolutions adopted by the Plan Administrator from time to time; provided, however, that no fractional shares shall be issued, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. Certificates evidencing the shares of Common Stock constituting Stock Payments shall be registered in the respective names of, or as directed by, the Participants and shall be issued to each Participant. Notwithstanding the foregoing, the Company may effect the issuance of shares of Common Stock under this Plan on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
      (c) The cash portion of the Quarterly Retainer shall be paid to Nonemployee Directors at such times and in such manner as may be determined by the Board.

7.	Election to Increase Amount of Stock Payment
      (a) In lieu of receiving the cash portion, if any, of his or her Quarterly Retainer, a Participant may make a written election to reduce up to 100% of the cash portion of the Quarterly Retainers to be paid during a calendar year by a specified percentage or dollar amount and have such amount applied to purchase additional shares of Common Stock.
      (b) The election to reduce the cash portion of the Quarterly Retainer shall be made on a form provided by the Plan Administrator and must be returned to the Plan Administrator on a date the Plan Administrator shall establish, but in any case no later than the first day of the calendar year to which the election relates or within 60 days after the Participant first becomes a Nonemployee Director. The election form shall state the amount by which the Participant desires to reduce the cash portion of his or her Quarterly Retainers for the calendar year, which shall be applied toward the purchase of Common Stock in the same manner and on the same dates that the Stock Payments are made pursuant to Section 6; provided, however, that no fractional shares may be purchased, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. No Participant shall be allowed to change or revoke any election for the relevant calendar year, but may change his or her election for any subsequent calendar year.

8.	Election to Defer Receipt of Stock Payment
      Any director of the Company who may become entitled to a Stock Payment may elect to have issuance of the shares of Common Stock deferred in accordance with the provisions of this Section 8.

(a) Any such election shall be made on a form provided by the Plan Administrator and must be returned to the Plan Administrator on a date the Plan Administrator shall establish, but in any case no later than the last day of the calendar year prior to the calendar year to which the election relates or within 30 days after the date the participant first becomes a Nonemployee Director. Any such election shall be effective for all Stock Payments in calendar years following the calendar year in which it is filed; provided, however, that any such election filed within 30 days after a Participant first becomes a Nonemployee Director shall be effective on the first day of the month following the month in which the Participant files the election form. Any such election may be revoked by written notice filed with the Plan Administrator. Any such revocation shall be effective for all Stock Payments in calendar years following the calendar year in which it is filed. Following any such revocation, a Nonemployee Director may subsequently elect to again have issuance of future Stock Payments deferred in accordance with the provisions of this Section 8. Any such new election shall comply with the procedures of this Section 8(a).

(b) For each Nonemployee Director for whom one or more Stock Payments are deferred under this Section 8, the Company shall maintain an unfunded account (the “Deferred Stock Account”) as follows:

(i) The Deferred Stock Account shall be credited in units equal to the number of shares of Common Stock that are from time to time deferred. The number of shares so credited to the Deferred Stock Account (which number may be fractional) shall be determined by dividing (A) the dollar amount of the Quarterly Retainer that otherwise would be paid in Common Stock pursuant to Sections 6 and 7 by (B) the Market Price of the Common Stock for the last business day of the fiscal quarter for which the deferral is made.

(ii) Whenever cash dividends are declared on shares of Common Stock, a dividend equivalent shall be computed with respect to each Deferred Stock Account. The amount of the dividend equivalent shall be the product of (A) the number of credited units in the Deferred Stock Account on the date as of which the Company determines the holders of record of the Common Stock who are entitled to receive the dividend and (B) the per share dividend amount. The dividend equivalent shall be credited to the Deferred Stock Account in the form of additional units, effective on the date the cash dividend is paid, the number of units (which number may be fractional) obtained by dividing (1) the amount of the dividend equivalent by (2) the Market Price of the Common Stock for the dividend payment date. Dividend equivalents shall be credited under this Section 8(b) until all units credited to the Deferred Stock Account have been distributed to the Nonemployee Director or to his or her estate in the form of shares of Common Stock.

(iii) The Deferred Stock Account shall be debited for any shares of Common Stock that are issued under Sections 8(c), 8(d) or 10.

(iv) The Deferred Stock Account shall be subject to any adjustment required or permitted pursuant to Section 10.

(c) A Participant may elect, in a manner determined by the Plan Administrator, to receive the shares of Common Stock issuable to him or her from the Deferred Stock Account in a lump sum payment or in substantially equal annual installments of not more than 20 years (five years for Stock Payments deferred before January 1, 2005). The election may be changed to an allowable alternative payment period by submitting a new election to the Plan Administrator which the Plan Administrator accepts, provided that such election is submitted at least one year before the Participant ceases to be a director of the Company. The election most recently accepted by the Plan Administrator shall govern the distribution of all shares of Common Stock issuable to the Participant from his or her Deferred Stock Account. If a Participant does not make any election with respect to the distribution of shares of Common Stock from the Participant’s Deferred Stock Account, then such shares shall be issued in a lump sum payment. The lump sum payment shall be made, or installment payments shall commence, no later than January 15 of the calendar year following the calendar year in which the Participant ceases to be a director of the Company. Subsequent installments shall be paid each year in January.

(d) Notwithstanding the provisions of Section 8(c) to the contrary, if a Nonemployee Director should die prior to issuance of all units that have been credited to the Deferred Stock Account, the number of units remaining in the Deferred Stock Account shall be issued to the Nonemployee Director’s estate in the form of shares of Common Stock as soon as practicable following the date of death.

(e) No fractional shares of Common Stock shall be issued under this Section 8, and in lieu thereof, the number of shares of Common Stock to be distributed shall be rounded to the nearest whole number of shares.

9.	Stockholder Rights
      Nonemployee Directors shall not be deemed for any purpose to be, or have rights as, shareholders of the Company with respect to any shares of Common Stock except as and when such shares are issued and then only from the date of the certificate therefor. No adjustment shall be made for dividends or distributions or other rights for which the record date precedes the date of such stock certificate.

10.	Adjustment for Changes in Capitalization
      If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization or recapitalization, reclassification, stock dividend, stock split, reverse stock split, combinations of shares, rights offering or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan and the number and/or the kind of shares that are credited pursuant to the Plan to any deferred stock account may be appropriately adjusted by the Plan Administrator. Any determination by the Plan Administrator as to any such adjustment will be final, binding and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

11.	Continuation of Directors in Same Status
      Nothing in the Plan or in any instrument executed pursuant to the Plan, and no action taken pursuant to the Plan, shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a Nonemployee Director will have any right to continue as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation.

12.	Nontransferability of Rights
      No Participant shall have the right to assign or transfer the right to receive any Stock Payment or any other right of interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock Payment (prior to the Company effecting the issuance of shares on a noncertificated basis or by issuing stock certificates evidencing such Stock Payment) or any such right or interest otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may receive a Stock Payment after the Participant’s death.

13.	Amendment and Termination of Plan
      (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time.
      (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligations under any Stock Payment previously granted under the Plan to such Participant, unless such amendment, suspension or termination is required by applicable law.
      (c) Notwithstanding the foregoing, and to the extent required to qualify the Plan as a formula plan for purposes of exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, any provision of the Plan that either states the amount and price of securities to be issued under the Plan and specifies the price and timing of such issuances, or sets forth a formula that determines the amount, price and timing of such issuances, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

14.	Successors
      All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

15.	Severability
      In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.	Governing Law
      The Plan shall be construed in accordance with, and governed by, the laws of the state of Washington.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

PUGET ENERGY, INC.

     The undersigned hereby appoints Stephen P. Reynolds and James W. Eldredge, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Puget Energy, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 10, 2005 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your Puget Energy account online.

Access your Puget Energy shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Puget Energy, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status
•	View certificate history
•	View book-entry information

•	View payment history for dividends
•	Make address changes
•	Obtain a duplicate 1099 tax form
•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
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Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.

Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

	FOR	WITHHELD
FOR ALL
ITEM 1. ELECTION OF DIRECTORS	☐	☐

Nominees:
01 William S. Ayer
02 Charles W. Bingham
03 Robert L. Dryden
04 Sally G. Narodick

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN

ITEM 2.	Approval of a Long-Term Incentive Plan.	☐	☐	☐

ITEM 3.	Approval of a Nonemployee Director Stock Plan.	☐	☐	☐

ITEM 4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2005.	☐	☐	☐

Choose MLinkSM for Fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Please sign exactly as your name appears on this Voting Form. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name as a duly authorized officer, stating such officer’s title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person’s title and relationship to the partnership.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.proxyvoting.com/psd

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone
1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date
your proxy card
and
return it in the
enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at: http://www.pse.com